                                                                     EXHIBIT 4.2

                         THE HOUSTON EXPLORATION COMPANY

                      7% SENIOR SUBORDINATED NOTES DUE 2013

                            -------------------------

                                    INDENTURE

                            DATED AS OF JUNE 10, 2003

                            -------------------------

                            -------------------------

                              THE BANK OF NEW YORK

                            -------------------------

                                     TRUSTEE

                                TABLE OF CONTENTS

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1           DEFINITIONS................................................................................      1
SECTION 1.2           OTHER DEFINITIONS..........................................................................     26
SECTION 1.3           INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........................................     27
SECTION 1.4           RULES OF CONSTRUCTION......................................................................     27
SECTION 1.5           COMPLIANCE CERTIFICATES AND OPINIONS.......................................................     28
SECTION 1.6           FORM OF DOCUMENTS DELIVERED TO TRUSTEE.....................................................     28
SECTION 1.7           ACTS OF HOLDERS............................................................................     29

                                    ARTICLE 2
                                    THE NOTES

SECTION 2.1           FORM AND DATING............................................................................     30
SECTION 2.2           EXECUTION AND AUTHENTICATION...............................................................     31
SECTION 2.3           REGISTRAR AND PAYING AGENT.................................................................     31
SECTION 2.4           PAYING AGENT TO HOLD MONEY IN TRUST........................................................     32
SECTION 2.5           HOLDER LISTS...............................................................................     32
SECTION 2.6           TRANSFER AND EXCHANGE......................................................................     32
SECTION 2.7           REPLACEMENT NOTES..........................................................................     44
SECTION 2.8           OUTSTANDING NOTES..........................................................................     44
SECTION 2.9           TREASURY NOTES.............................................................................     44
SECTION 2.10          TEMPORARY NOTES............................................................................     45
SECTION 2.11          CANCELLATION...............................................................................     45
SECTION 2.12          DEFAULTED INTEREST.........................................................................     45
SECTION 2.13          CUSIP NUMBERS..............................................................................     46
SECTION 2.14          ISSUANCE OF ADDITIONAL NOTES...............................................................     46

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

SECTION 3.1           APPLICABILITY OF ARTICLE...................................................................     47
SECTION 3.2           ELECTION TO REDEEM; NOTICE TO TRUSTEE......................................................     47
SECTION 3.3           SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED...............................................     47
SECTION 3.4           NOTICE OF REDEMPTION.......................................................................     47
SECTION 3.5           DEPOSIT OF REDEMPTION PRICE................................................................     48
SECTION 3.6           NOTES PAYABLE ON REDEMPTION DATE...........................................................     48
SECTION 3.7           NOTES REDEEMED IN PART.....................................................................     49
SECTION 3.8           OPTIONAL REDEMPTION........................................................................     49

SECTION 3.9           MANDATORY REDEMPTION.......................................................................     50

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.1           PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.................................................     50
SECTION 4.2           MAINTENANCE OF OFFICE OR AGENCY............................................................     50
SECTION 4.3           MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST............................................     50
SECTION 4.4           REPORTS....................................................................................     52
SECTION 4.5           STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT..............................................     52
SECTION 4.6           PAYMENT OF TAXES AND OTHER CLAIMS..........................................................     53
SECTION 4.7           LIMITATION ON LIENS........................................................................     53
SECTION 4.8           CORPORATE EXISTENCE........................................................................     53
SECTION 4.9           OFFER TO REPURCHASE UPON CHANGE OF CONTROL.................................................     54
SECTION 4.10          ASSET SALES................................................................................     56
SECTION 4.11          LIMITATION ON RESTRICTED PAYMENTS..........................................................     59
SECTION 4.12          LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK...................     63
SECTION 4.13          TRANSACTIONS WITH AFFILIATES...............................................................     65
SECTION 4.14          DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES..................     66
SECTION 4.15          LIMITATIONS ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.......................     68
SECTION 4.16          LIMITATION ON LAYERING INDEBTEDNESS........................................................     69
SECTION 4.17          LINE OF BUSINESS...........................................................................     69
SECTION 4.18          SUSPENSION OF COVENANTS....................................................................     69

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.1           MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS..........................     70
SECTION 5.2           SUCCESSOR CORPORATION SUBSTITUTED..........................................................     71

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.1           EVENTS OF DEFAULT AND NOTICE THEREOF.......................................................     72
SECTION 6.2           ACCELERATION OF MATURITY; RESCISSION.......................................................     73
SECTION 6.3           OTHER REMEDIES.............................................................................     74
SECTION 6.4           WAIVER OF PAST DEFAULTS....................................................................     74
SECTION 6.5           CONTROL BY MAJORITY........................................................................     74

SECTION 6.6           LIMITATION ON SUITS........................................................................     74
SECTION 6.7           RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT..............................................     75
SECTION 6.8           COLLECTION SUIT BY TRUSTEE.................................................................     75
SECTION 6.9           TRUSTEE MAY FILE PROOFS OF CLAIM...........................................................     75
SECTION 6.10          PRIORITIES.................................................................................     76
SECTION 6.11          UNDERTAKING FOR COSTS......................................................................     76
SECTION 6.12          WAIVER OF STAY, EXTENSION OF USURY LAWS....................................................     76

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.1           DUTIES OF TRUSTEE..........................................................................     77
SECTION 7.2           RIGHTS OF TRUSTEE..........................................................................     78
SECTION 7.3           INDIVIDUAL RIGHTS OF TRUSTEE...............................................................     78
SECTION 7.4           TRUSTEE'S DISCLAIMER.......................................................................     78
SECTION 7.5           NOTICE OF DEFAULTS.........................................................................     79
SECTION 7.6           REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.................................................     79
SECTION 7.7           COMPENSATION AND INDEMNITY.................................................................     79
SECTION 7.8           REPLACEMENT OF TRUSTEE.....................................................................     80
SECTION 7.9           SUCCESSOR TRUSTEE BY MERGER, ETC...........................................................     81
SECTION 7.10          ELIGIBILITY; DISQUALIFICATION..............................................................     81
SECTION 7.11          PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY......................................     81
SECTION 7.12          RIGHTS OF HOLDERS WITH RESPECT TO TIME, METHOD AND PLACE...................................     81
SECTION 7.13          TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE COMPANY....................................     82

                                    ARTICLE 8
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1           OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.........................................     82
SECTION 8.2           DEFEASANCE AND DISCHARGE...................................................................     82
SECTION 8.3           COVENANT DEFEASANCE........................................................................     83
SECTION 8.4           CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE............................................     83
SECTION 8.5           DEPOSITED MONEY AND U.S.  GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER
                      MISCELLANEOUS PROVISIONS. .................................................................     84
SECTION 8.6           REINSTATEMENT..............................................................................     85

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1           WITHOUT CONSENT OF HOLDERS OF NOTES........................................................      85
SECTION 9.2           WITH CONSENT OF HOLDERS OF NOTES...........................................................      86
SECTION 9.3           COMPLIANCE WITH TIA........................................................................      88
SECTION 9.4           REVOCATION AND EFFECT OF CONSENTS..........................................................      88
SECTION 9.5           NOTATION ON OR EXCHANGE OF NOTES...........................................................      88
SECTION 9.6           TRUSTEE TO SIGN AMENDMENTS, ETC............................................................      88

                                   ARTICLE 10
                                  SUBORDINATION

SECTION 10.1          AGREEMENT TO SUBORDINATE...................................................................      89
SECTION 10.2          LIQUIDATION; DISSOLUTION; BANKRUPTCY.......................................................      89
SECTION 10.3          DEFAULT ON DESIGNATED SENIOR DEBT..........................................................      89
SECTION 10.4          ACCELERATION OF SECURITIES.................................................................      90
SECTION 10.5          WHEN DISTRIBUTION MUST BE PAID OVER........................................................      90
SECTION 10.6          NOTICE BY COMPANY..........................................................................      90
SECTION 10.7          SUBROGATION................................................................................      91
SECTION 10.8          RELATIVE RIGHTS............................................................................      91
SECTION 10.9          SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY...............................................      91
SECTION 10.10         DISTRIBUTION OR NOTICE TO REPRESENTATIVE...................................................      91
SECTION 10.11         RIGHTS OF TRUSTEE AND PAYING AGENT.........................................................      92
SECTION 10.12         AUTHORIZATION TO EFFECT SUBORDINATION......................................................      92

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

SECTION 11.1          SATISFACTION AND DISCHARGE OF INDENTURE....................................................      92
SECTION 11.2          APPLICATION OF TRUST MONEY.................................................................      93

                                   ARTICLE 12
                                  MISCELLANEOUS

SECTION 12.1          CONFLICT OF ANY PROVISION OF INDENTURE WITH TIA............................................      94
SECTION 12.2          NOTICES....................................................................................      94
SECTION 12.3          COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES..............................      95
SECTION 12.4          CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.........................................      95
SECTION 12.5          LEGAL HOLIDAYS.............................................................................      95
SECTION 12.6          NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS...................      96

SECTION 12.7          GOVERNING LAW..............................................................................      96
SECTION 12.8          NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS..............................................      96
SECTION 12.9          SUCCESSORS AND ASSIGNS.....................................................................      96
SECTION 12.10         SEVERABILITY...............................................................................      96
SECTION 12.11         COUNTERPART ORIGINALS......................................................................      96
SECTION 12.12         TABLE OF CONTENTS, HEADINGS, ETC...........................................................      96

                                    INDENTURE

         INDENTURE dated as of June 10, 2003 between The Houston Exploration Company, a Delaware corporation, and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE"). The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7% Senior Subordinated Notes due 2013 (the "NOTES").

                                   ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1       DEFINITIONS.

         Set forth below are certain defined terms used in this Indenture.

         "ACQUIRED INDEBTEDNESS" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary or is designated a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "ADDITIONAL NOTES" means, subject to the Company's compliance with
Section 4.12, 7% Senior Subordinated Notes due 2013 issued from time to time after the Issue date under the terms of this Indenture (other than pursuant to Sections 2.6, 2.7, 2.10 or 3.7 of this Indenture and other than new Notes issued pursuant to the Exchange Offer for other Notes outstanding under this Indenture).

         "ADJUSTED CONSOLIDATED NET TANGIBLE ASSETS" of a Person means (without duplication), as of the date of determination, the sum of (i) discounted future net cash flows from proved oil and gas reserves of such Person and its Restricted Subsidiaries, calculated in accordance with Commission guidelines (before any federal or state income tax), as estimated by independent petroleum engineers as of a date no earlier than the date of such Person's latest annual consolidated financial statements (or, in the case that the date of determination is after the end of the first fiscal quarter of such Person's fiscal year, as estimated by such Person's engineers as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed in writing by a report by independent petroleum engineers in accordance with Commission guidelines in the event of a Material Change if the amount of Adjusted Consolidated Net Tangible Assets is required to be computed under this Indenture); (ii) the Net Working Capital on a date no earlier than the date of such Person's latest annual or quarterly consolidated financial statements; and (iii) with respect to each other tangible asset of such Person or its Restricted Subsidiaries, the greater of (A) the net book value of such other tangible asset on a date no earlier than the date of such Person's latest annual or quarterly consolidated financial statements, and (B) (1) the appraised value, as estimated by a qualified independent appraiser, of such other tangible asset, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which such Person shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (2) minority interests.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "AGENT" means any Registrar, Paying Agent or co-registrar.

         "AGENT MEMBERS" means members of, or participants in, the Depository.

         "APPLICABLE PROCEDURES" means applicable procedures of the Depository, Euroclear or Clearstream, as the case may be.

         "ASSET SALE" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

         (i) any Equity Interests of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

         (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

         (iii) any other assets of the Company or any Restricted Subsidiary.

         Notwithstanding the foregoing, the term "Asset Sale" shall not include any transaction (or any component of any transaction) described below:

         (1) any disposition of any assets or any issuance or sale of Equity Interests, for net cash proceeds not in excess of $2.0 million or that have a fair market value (as determined in good faith by the Board of Directors) not in excess of $2.0 million;

         (2) any disposition of all or substantially all of the assets of the Company, in accordance with Section 5.1;

         (3) the abandonment, farmout, lease or sublease of developed or undeveloped oil and gas properties in the ordinary course of business;

         (4) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary;

         (5) the consummation of (A) any Permitted Investment or (B) any Restricted Payment that is permitted by Section 4.11;

         (6) the creation of a Permitted Lien;

         (7) the trade or exchange by the Company or any Restricted Subsidiary of the Company of any oil and gas property or interest therein owned or held by the Company or such Restricted Subsidiary for any oil and gas property or interest therein owned or held by another Person, including any cash or Cash Equivalents necessary in order to achieve an exchange of equivalent value (provided that any such cash or Cash Equivalents received by the Company or such Restricted Subsidiary will be subject to the provisions described in the second paragraph of Section 4.10), which the Board of Directors determine in good faith to be of approximately equivalent value;

         (8) any disposition of inventory, hydrocarbons or other mineral products in the ordinary course of business;

         (9) the sale or transfer (whether or not in the ordinary course of business) of any oil and gas property or interest therein to which no proved reserves are attributable at the time of such sale or transfer;

         (10) any disposition of damaged, worn-out, unserviceable or other obsolete property, including equipment;

         (11) any disposition of defaulted receivables that arose in the ordinary course of business for collection, and any surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind; and

         (12) a disposition of oil and natural gas properties in connection with tax credit transactions complying with Section 29 or any successor or analogous provisions of the Code.

         "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar foreign, federal or state law for the relief of debtors.

         "BOARD OF DIRECTORS" means the board of directors of the Company or any authorized committee of the board of directors.

         "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

         "BUSINESS DAY" means any day other than a Legal Holiday.

         "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "CAPITAL STOCK" means:

         (i) in the case of a corporation, corporate stock;

         (ii) in the case of a limited liability company or similar entity, any membership or similar interests therein;

         (iii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

         (iv) in the case of a partnership, partnership interests (whether general or limited); and

         (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENTS" means:

         (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

         (ii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million;

         (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;

         (iv) commercial paper having a rating of at least P1 from Moody's (or its successor) or a rating of at least A1 from S&P (or its successor); and

         (v) investments in money market or other mutual funds all of whose assets comprise securities of types described in clauses (i) through (iv) above.

         "CHANGE OF CONTROL" means the occurrence of any of the following:

         (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have a "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person (for purposes of this definition, such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined above), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in this proviso), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of such parent corporation);

         (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "Person" or group of related Persons (a "Group") (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders;

         (iii) the adoption of a plan relating to the liquidation or dissolution of the Company; or

         (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "CLEARSTREAM" means Clearstream Banking, societe anonyme.

         "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

         "COMPANY" means The Houston Exploration Company, a Delaware corporation, and any successor thereto pursuant to Section 5.1 hereof.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers listed in clause (i) above in lieu of being signed by one of such officers listed in such clause (i) and one of the officers listed in clause (ii) above.

         "CONSOLIDATED CASHFLOW" means, with respect to the Company and its Restricted Subsidiaries for any period, the sum of, without duplication,

         (i) the Consolidated Net Income for such period, plus

         (ii) to the extent deducted from Consolidated Net Income for such period, the Fixed Charges for such period, plus

         (iii) Consolidated Income Taxes for such period, plus

         (iv) consolidated depreciation, amortization, depletion, exploration and other non-cash charges of the Company and its Restricted Subsidiaries required to be reflected as expenses on the books and records of the Company, and

         (v) excluding the impact of foreign currency translations.

         Notwithstanding the foregoing, Consolidated Income Taxes of, and the depreciation, depletion and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cashflow only to the extent that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "CONSOLIDATED INCOME TAXES" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

         "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (excluding the Net Income of Unrestricted Subsidiaries); provided, that:

         (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

         (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

         (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

         (iv) the cumulative effect of a change in accounting principles shall be excluded;

         (v) any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations and Oil and Natural Gas Hedging

Contracts (including those resulting from the application of Statements of Financial Accounting Standards No. 133) shall be excluded;

         (vi) any impairments or write-downs of oil and natural gas assets, shall be excluded (provided, however, that ceiling limitation write-downs in accordance with GAAP shall be treated as capitalized costs), as if such write-downs had not occurred; and

         (vii) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards shall be excluded.

         "CONSOLIDATED TOTAL INDEBTEDNESS" means, with respect to any Person for any period, the aggregate of the Indebtedness of such Person and its Restricted Subsidiaries as at the end of such period, on a consolidated basis, determined in accordance with GAAP.

         "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.

         "CREDIT AGREEMENT" means, collectively, (i) that certain Revolving Credit Facility dated July 15, 2002 between the Company and Wachovia Bank, National Association, as issuing bank and administrative agent, Bank of Nova Scotia and Fleet National Bank, as co-syndication agents, and BNP Paribas, as documentation agent, as effect on the Issue Date, as the foregoing may from time to time be amended, renewed, supplemented or otherwise modified at the option of the parties thereto, including increases in the principal amount thereof; and
(ii) any successors to or replacements of (as designated by the Board of Directors of the Company in its sole judgment, and evidenced by a resolution) such Credit Agreement, as such successors or replacements may from time to time be amended, renewed, supplemented, modified or replaced, including increases in the principal amount thereof.

         "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "DEFINITIVE NOTES" means Restricted Definitive Notes and Unrestricted Definitive Notes.

         "DEPOSITORY" means, with respect to any Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depository with respect to such Notes, until a successor shall have been appointed and become such Depository pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

         "DESIGNATED SENIOR DEBT" means (i) the Credit Agreement and (ii) any Senior Debt permitted under this Indenture which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Debt as "Designated Senior Debt" for purposes of this Indenture.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable (other than in connection with a Change of Control or Asset Sale) for any consideration other than Capital Stock, pursuant to a sinking fund obligation or otherwise, is convertible or is exchangeable for Indebtedness or Disqualified Stock or redeemable (other than in connection with a Change of Control or Asset Sale) for any consideration other than Capital Stock at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after (x) the date on which the Notes mature or (y) on which there are no Notes outstanding.

         "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "EQUITY OFFERING" means any registered public offering (other than on Form S-8 (or any successor thereto) and other than any issuance of securities under any benefit plan of the Company) or unregistered offering or private placement, in each case, of Equity Interests (other than Disqualified Stock) of the Company or of any successor by merger to the Company.

         "EUROCLEAR" means Euroclear Bank S.A./N.V.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange new Notes for Notes.

         "EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

         "FIXED CHARGES" means, with respect to any Person for any Reference Period, the sum, without duplication, of:

         (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such Reference Period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease

Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and

         (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and

         (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon), and

         (iv) all dividend payments, whether or not in cash (other than any such non-cash dividend in the form of Equity Interests which do not provide for the payment of cash dividends prior to any stated maturity of the principal of the Notes), on any series of preferred stock of any such Person or one of its Restricted Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary, minus, to the extent included above, write-offs of deferred financing costs and interest attributable to Dollar-Denominated Production Payments.

         "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any Reference Period, the ratio of the Consolidated Cashflow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues Disqualified Stock subsequent to the commencement of the Reference Period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable Reference Period.

For purposes of making the computation referred to above in this definition:

         (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and pro forma effect shall be given to the Consolidated Cashflow and Indebtedness and Disqualified Stock of the Person which is the subject of any such acquisition and any cost savings or expense reductions attributable at the time of such computation or to be attributable in the future to such acquisition, shall be included in such computation (provided, that the pro forma calculations shall be determined in good faith on a reasonable basis by a responsible financial or accounting Officer of the Company), and Consolidated Cashflow for such Reference

Period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of the term "Consolidated Net Income";

         (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the referent Person during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have been received by the referent Persons or any of its Restricted Subsidiaries on the first day of the Reference Period and applied to its intended use on such date;

         (iii) the Consolidated Cashflow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

         (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date; and

         (v) the Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Calculation Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an applicable Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Calculation Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "FOREIGN RESTRICTED SUBSIDIARY" means a Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "GLOBAL NOTE" means, individually and collectively, the Regulation S Global Note, the Rule 144A Global Note and the Unrestricted Global Note.

         "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate or currency exchange swap agreements, interest rate or currency exchange cap agreements and interest rate or currency exchange collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

         "HOLDER" means a Person in whose name a Note is registered on the Registrar's books.

         "INDEBTEDNESS" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent:

         (i) in respect of borrowed money;

         (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

         (iii) in respect of banker's acceptances;

         (iv) representing Capital Lease Obligations;

         (v) in respect of any guarantee by such Person of production or payment with respect to a Production Payment;

         (vi) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

         (vii) representing any Hedging Obligation,

if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

In addition, the term "Indebtedness" includes (a) all indebtedness of any other Person, of the types described above in clauses (i) through (vii), secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), and (b) to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person of the types described above in clauses (i) through (vii).

Notwithstanding the foregoing, the following shall not constitute
"Indebtedness":

         (i) accrued expenses and trade accounts payable arising in the ordinary course of business;

         (ii) any obligation in respect of any Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties;

         (iii) any obligation in respect of a farm-in agreement;

         (iv) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

         (v) oil or gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

         (vi) any obligation in respect of any Oil and Natural Gas Hedging Contract;

         (vii) and obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by the Company or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations;

         (viii) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business (provided, however, that such obligation is extinguished within five Business Days of its incurrence);

         (ix) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

         (x) all contracts and other obligations, agreements instruments or arrangements described in clauses (ix), (x), (xi), (xii) and (xv) of the definition of the term "Permitted Liens."

         "INDENTURE" means this Indenture, as amended or supplemented from time to time.

         "INITIAL PURCHASERS" means Wachovia Securities, Inc., Lehman Brothers Inc., BNP Paribas Securities Corp., Fleet Securities, Inc. and Scotia Capital
(USA) Inc.

         "INTEREST PAYMENT DATE" means each June 15 and December 15, whether or not such day is a Business Day.

         "INVESTMENT GRADE RATING" means a rating of "BBB-" or higher from S&P (or any successor thereto) or a rating of "Baa3" or higher from Moody's (or any successor thereto), as the case may be.

         "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations, but excluding trade credit), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the

Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

         "ISSUE DATE" means the closing date for the sale and original issuance of the first Notes issued pursuant to this Indenture.

         "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which federal offices or banking institutions in the City of New York, in the city of the Corporate Trust Office of the Trustee, or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "LEVERAGE RATIO" means, with respect to any Person for any Reference Period, the ratio of (a) the Consolidated Total Indebtedness of such Person and its Restricted Subsidiaries to (b) the Consolidated Cashflow of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than the incurrence or repayment of revolving credit borrowings used for working capital, except to the extent that a repayment is accompanied by a permanent reduction in revolving credit commitments) or issues Disqualified Stock subsequent to the commencement of the Reference Period for which the Leverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Leverage Ratio is made (the "Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock, as if the same had occurred at the beginning of the applicable Reference Period. For purposes of making the computation referred to above in this definition:

         (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period and shall give pro forma effect to the Consolidated Cashflow and Indebtedness and Disqualified Stock of the Person which is the subject of any such acquisition and any cost savings or expense reductions attributable at the time of such computation or to be attributable in the future to such acquisition, shall be included in such computation (provided, that the pro forma calculations shall be determined in good faith on a reasonable basis by a responsible financial or accounting Officer of the Company), and Consolidated Cashflow for such Reference Period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of the term "Consolidated Net Income";

         (ii) the net proceeds of Indebtedness incurred or Disqualified Stock issued by the referent Person during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have been received by the referent Persons or any of its

Restricted Subsidiaries on the first day of the Reference Period and applied to its intended use on such date;

         (iii) the Consolidated Cashflow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

         (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date; and

         (v) the Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Calculation Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an applicable Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Calculation Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

         "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "LIQUIDATED DAMAGES" means all Liquidated Damages (as defined in the Registration Rights Agreement), if any owed pursuant to the Registration Rights Agreement.

         "MATERIAL CHANGE" means an increase or decrease of more than 20% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines (before any federal or state income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist; (ii) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters; and (iii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in
Section 4.10 hereof.

         "MATURITY" when used in respect to any Note means the date on which the principal of (and premium, if any) and interest on such Note becomes due and payable as therein or herein provided, whether at Stated Maturity or the applicable Redemption Date and whether by declaration of acceleration, call for redemption or otherwise.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

         "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before reduction for non-cash preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

         "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-Cash Consideration received in any Asset Sale), net of:

         (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

         (b) any reserve for adjustment in respect of the sale price of the asset or assets that are the subject of such Asset Sale, established in accordance with GAAP;

         (c) any amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under any Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

         (d) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale.

         "NET WORKING CAPITAL" means (i) all current assets of the Company and its Restricted Subsidiaries excluding cash and Cash Equivalents, minus (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness.

         "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted

Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) the explicit terms of which provide that there is no recourse against any of the assets of the Company or its Restricted Subsidiaries.

         "NON-U.S. PERSON" shall mean a Person who is not a U.S. Person, as such term is defined in Regulation S.

         "NOTES" means the Company's 7% Senior Subordinated Notes due 2013 issued under this Indenture.

         "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

         "OBLIGATIONS" means any principal, interest, penalties, fees, Liquidated Damages, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "OFFERING MEMORANDUM" means the Company's Offering Memorandum dated June 5, 2003 relating to the offering of the Notes issued and sold on the Issue Date.

         "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

         "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in Section 1.5.

         "OIL AND GAS BUSINESS" means:

         (i) the acquisition, exploration, exploitation, development, operation or disposition of interests in oil, gas or other hydrocarbon properties;

         (ii) the gathering, marketing, treating, processing, storage, selling, transporting or refining of any production from such interests or properties;

         (iii) any business relating to or arising from exploration for or development, production, gathering, marketing, treatment, processing, storage, sale, transportation or refining of oil, gas and other minerals and products produced in association therewith;

         (iv) any business relating to oilfield sales and services; or

         (v) any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (i) through (iv) of this definition.

         "OIL AND NATURAL GAS HEDGING CONTRACT" means any oil and natural gas hedging agreements and other agreements or arrangements entered into in the ordinary course of business in the oil and gas industry for the purpose of protecting against fluctuations in oil or natural gas prices.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be an employee of or counsel for the Company. Each such opinion shall include the statements provided for in TIA Section 314(e) to the extent applicable.

         "PARI PASSU INDEBTEDNESS" means Indebtedness that ranks pari passu in right of payment to the Notes.

         "PERMITTED BUSINESS INVESTMENTS" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation, (i) ownership interests in oil, natural gas, other hydrocarbons and minerals properties or gathering, transportation, processing, storage or related systems and (ii) any operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas and other hydrocarbons, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements, subscription agreements, stock purchase agreements, stockholder agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests, or arrangements, and Investments and expenditures in connection therewith or pursuant thereto.

         "PERMITTED HOLDERS" means THEC Holding Corp., The Brooklyn Union Gas Company, KeySpan Energy Corporation and (to the extent it has consummated a merger, consolidation or other business combination transaction with KeySpan Energy Corporation) Long Island Lighting Company, any direct or indirect wholly owned subsidiary of the foregoing Persons, and any successor or Affiliate of any such Person.

         "PERMITTED INVESTMENTS" means any:

         (i) Investments in the Company or in a Restricted Subsidiary of the Company that is engaged in the Oil and Gas Business;

         (ii) Investments in cash or Cash Equivalents;

         (iii) Investments in another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (provided, however, that such Person is engaged in the Oil and Gas Business);

         (iv) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

         (v) loans and advances to employees in the ordinary course of business for bona fide business purposes;

         (vi) Investments in any Person received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtor;

         (vii) Permitted Business Investments;

         (viii) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

         (ix) accounts receivable created or acquired, and prepaid expenses arising, in the ordinary course of business;

         (x) Investments existing on the Issue Date;

         (xi) payroll, commission, travel, relocation and similar advances to officers, directors and employees made in the ordinary course of business;

         (xii) Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

         (xiii) Hedging Obligations and Oil and Natural Gas Hedging Contracts;

         (xiv) endorsements of negotiable instruments and documents in the ordinary course of business;

         (xv) Permitted Marketing Transactions;

         (xvi) acquisitions of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company; and

         (xvii) Investments in the Notes.

         "PERMITTED LIENS" means:

         (i) Liens securing Indebtedness of a Subsidiary or Liens securing Senior Debt that is outstanding on the Issue Date and Liens securing Senior Debt that is permitted by the terms of this Indenture to be incurred;

         (ii) Liens in favor of the Company or any Restricted Subsidiary;

         (iii) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company and Liens on property or assets of a Subsidiary existing at the time it became a Subsidiary (provided, that such Liens were in existence prior to the contemplation of the acquisition and do not extend to any assets other than the acquired property or the property of the acquired Subsidiary);

         (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other kinds of social security, or to secure the payment or performance of tenders, bids, contracts (other than contracts for the payment of Indebtedness) or leases to which such Person is a party, statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state or federal lands or waters);

         (v) Liens existing on the Issue Date;

         (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded (provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor);

         (vii) statutory liens of landlords, mechanics, suppliers, vendors, warehousemen, carriers or other like Liens arising in the ordinary course of business;

         (viii) pre-judgment liens and judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceeding that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

         (ix) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing, storage or operation thereof;

         (x) Liens on pipeline or pipeline facilities that arise under operation of law;

         (xi) Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-in agreements, farm-out agreements, assignments, purchase and sale agreements, division orders, contracts for the sale, purchase, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business;

         (xii) Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

         (xiii) Liens securing the Notes;

         (xiv) Liens constituting survey exceptions, encumbrances, easements, and reservations of, and rights to others for, rights-of-way, zoning and other restrictions as to the use of real properties, and minor defects of title which, in the case of any of the foregoing, do not secure the payment of borrowed money, and in the aggregate do not materially adversely affect the value of the assets of the Company and its Restricted Subsidiaries, taken as a whole, or materially impair the use of such properties for the purposes of which such properties are held by the Company or such Subsidiaries;

         (xv) leases, pooling agreements, unitization agreements, subleases, licenses or sublicenses, royalties, joint interest billing arrangements, net profits interests, participation agreements, and arrangements similar to any of the foregoing, entered into in the ordinary course of business;

         (xvi) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person (provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred or created (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred or created more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien);

         (xvii) Liens to secure Production Payments that are not prohibited by this Indenture; and

         (xviii) Liens not otherwise permitted by clauses (i) through (xvii) that are incurred in the ordinary course of business of the Company or any Subsidiary with respect to obligations that do not exceed $10.0 million at any one time outstanding.

         "PERMITTED MARKETING TRANSACTION" means:

         (i) a transaction in which the Company or any Subsidiary of the Company either

                  (a) establishes a position using New York Mercantile Exchange Crude Oil or Natural Gas Futures contracts to purchase hydrocarbons for future delivery to it or

                  (b) purchases or commits to purchase hydrocarbons for future delivery to it, and contemporaneous with such purchase transaction either (1) establishes one or more positions using New York Mercantile Exchange Crude Oil or Natural Gas Futures contracts to resell at a date subsequent to such delivery date or (2) enters into a contract with a Person to resell at a date subsequent to such delivery date, a similar aggregate quantity and quality of hydrocarbons as so purchased by the Company or such Subsidiary, as applicable, at an aggregate price greater than the Indebtedness incurred for the hydrocarbons so purchased by the Company or such Subsidiary, or

         (ii) any other purchase by the Company or any Subsidiary of the Company of hydrocarbons for which the Company or such Subsidiary has contracts to sell.

         "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries and any Disqualified Stock of the Company, in each case, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or otherwise retire for value, in whole or in part, other Indebtedness of the Company or any of its Restricted Subsidiaries or any Disqualified Stock of the Company; provided, that:

         (i) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or then current accreted value or liquidation preference, if applicable) of the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired (plus the amount of reasonable expenses incurred in connection therewith);

         (ii) such Permitted Refinancing Indebtedness has a final maturity date (or redemption date, if applicable) at least as late as the final maturity date (or redemption date, if applicable) of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired for value;

         (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired for value is subordinated or junior in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date (or redemption date, if applicable) later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired for value; and

         (iv) such Disqualified Stock is issued by the Company, and such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or otherwise retired for value.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or other business entity or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.6(g)(i)(A) to be placed on all Notes issued under this Indenture except as permitted pursuant to Section 2.6(g)(i)(B).

         "PRODUCTION PAYMENTS" means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

         "PURCHASE MONEY LIEN" means a Lien granted on an asset or property to secure a Purchase Money Obligation permitted to be incurred under this Indenture and incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

         "PURCHASE MONEY OBLIGATIONS" of any Person means any obligations of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Restricted Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 90 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "RATINGS AGENCIES" means S&P and Moody's.

         "REDEMPTION DATE," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "REDEMPTION PRICE," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "REFERENCE PERIOD" with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of June 10, 2003, by and among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "REGULATION S" means Regulation S promulgated under the Securities Act.

         "REGULATION S GLOBAL NOTE" means a permanent global Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, representing Notes sold in reliance on Regulation S.

         "REPRESENTATIVE" means the indenture trustee or other trustee, client or representative for any senior Indebtedness.

         "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "RESTRICTED DEFINITIVE NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

         "RESTRICTED GLOBAL NOTES" means the Regulation S Global Notes and the Rule 144A Global Notes.

         "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

         "RESTRICTED NOTES" means Restricted Global Notes or Restricted Definitive Notes.

         "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

         "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "RULE 144A" means Rule 144A promulgated under the Securities Act.

         "RULE 144A GLOBAL NOTE" means a permanent global note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, representing Notes sold in reliance on Rule 144A.

         "RULE 903" means Rule 903 promulgated under the Securities Act.

         "RULE 904" means Rule 904 promulgated under the Securities Act.

         "S&P" means Standard and Poor's Ratings Group or any successor thereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR DEBT" means:

         (i) indebtedness of the Company under or in respect of the Credit Agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), reimbursement obligations, fees, commissions, expenses, indemnities or other amounts, and

         (ii) any other Indebtedness permitted under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes.

Notwithstanding anything to the contrary in the foregoing sentence, Senior Debt will not include:

         (i) Equity Interests;

         (ii) any liability for federal, state, local or other taxes owned or owing by the Company;

         (iii) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

         (iv) any trade payables; or

         (v) any Indebtedness that is incurred in violation of this Indenture.

"Senior Debt" of a Subsidiary Guarantor has a correlative meaning (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding).

         "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof.

         "SPECIAL RECORD DATE" means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 2.12.

         "SPECIFIED PROPERTY" means the items set forth on Annex A hereto.

         "STATED MATURITY," when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

         "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or of a Subsidiary Guarantor that is contractually subordinated in right of payment, in any respect (by its terms or the terms of any document or instrument or instruments relating thereto), to the Notes or the Subsidiary Guarantee of the Subsidiary Guarantor, as applicable.

         "SUBORDINATED NOTE OBLIGATIONS" means any principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes and any other payment obligations of the Company in respect of the Notes (including any obligation to repurchase the Notes).

         "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitles (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

         "SUBSIDIARY GUARANTEE" means any guarantee of the Obligations of the Company under this Indenture and the Notes by a Restricted Subsidiary in accordance with the provisions of this Indenture pursuant to a supplemental indenture substantially in the form attached hereto as Exhibit D.

         "SUBSIDIARY GUARANTOR" means any Restricted Subsidiary that incurs a Subsidiary Guarantee.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.3 hereof.

         "TRUSTEE" means the party named as such above unless and until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

         "UNRESTRICTED DEFINITIVE NOTE" means Notes that are in the form of the Notes attached hereto as Exhibit A-2 that do not include the information called for by footnotes 1 and 2 thereof.

         "UNRESTRICTED GLOBAL NOTE" means a permanent global Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A-2, and that is deposited with or on behalf of and registered in the name of the Depository.

         "UNRESTRICTED NOTES" means the Unrestricted Global Notes and Unrestricted Definitive Notes.

         "UNRESTRICTED SUBSIDIARY" means:

         (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and

         (ii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

         (a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

         (b) the Company certifies that such designation complies with the limitations of the covenant contained in Section 4.11 hereof;

         (c) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

         (d) such Subsidiary does not, directly or indirectly, own any Indebtedness of or Equity Interest in, and has no investments in, the Company or any Restricted Subsidiary; and

         (e) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional Equity Interests of such Person or
(2) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of Section 4.12 hereof on a pro forma basis taking into account such designation.

         "VOLUMETRIC PRODUCTION PAYMENTS" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "VOTING STOCK" of any entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any security or instrument at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal (or redemption payments), including payment at final maturity (or mandatory redemption), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference of such security or instrument.

         "WHOLLY OWNED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares or shares required by applicable law to be held by third parties) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person. Unrestricted Subsidiaries shall not be included in the definition of the term "Wholly Owned Subsidiary" for any purposes of this Indenture.

         SECTION 1.2       OTHER DEFINITIONS.

         Term                                                                                            Defined in Section
         ----                                                                                            ------------------
"ACT".....................................................................................................       1.7
"AFFILIATE TRANSACTION"...................................................................................      4.13
"ASSET SALE OFFER"........................................................................................      4.10
"ASSET SALE OFFER AMOUNT".................................................................................      5.10
"ASSET SALE OFFER PERIOD".................................................................................      4.10
"ASSET SALE PURCHASE DATE"................................................................................      4.10
"COVENANT DEFEASANCE".....................................................................................       8.3
"DEFAULTED INTEREST"......................................................................................      2.12

"DEFEASANCE"..............................................................................................       8.2
"DTC".....................................................................................................       2.3
"EVENT OF DEFAULT"........................................................................................       6.1
"EXCESS PROCEEDS".........................................................................................      4.10
"NON-PAYMENT DEFAULT".....................................................................................      10.3
"PAYING AGENT"............................................................................................       2.3
"PAYMENT BLOCKAGE NOTICE".................................................................................      10.3
"PAYMENT DEFAULT".........................................................................................       6.1
"PAYMENT DEFAULT".........................................................................................      10.3
"PROCESS AGENT"...........................................................................................      12.8
"REGISTRAR"...............................................................................................       2.3
"RESTRICTED PAYMENTS".....................................................................................      4.11
"REVERSION DATE"..........................................................................................      4.18
"SIGNIFICANT GROUP OF SUBSIDIARIES".......................................................................       6.1
"SUCCESSOR COMPANY".......................................................................................       5.1
"SUSPENDED COVENANTS".....................................................................................      4.18
"SUSPENSION DATE".........................................................................................      4.18
"SUSPENSION PERIOD".......................................................................................      4.18

         SECTION 1.3       INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "INDENTURE SECURITIES" means the Notes;

         "INDENTURE SECURITY HOLDER" means a Holder of a Note;

         "INDENTURE TO BE QUALIFIED" means this Indenture;

         "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

         "OBLIGOR" on the Notes means the Company and any successor obligors upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

         SECTION 1.4       RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)      "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e)      provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

         SECTION 1.5       COMPLIANCE CERTIFICATES AND OPINIONS.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion (other than the certificates required by Section 4.5(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall comply with the provisions of TIA 314(e) and shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 1.6       FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representation with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 1.7       ACTS OF HOLDERS.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to TIA Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by a register kept by the Registrar.

         (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided, that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                    ARTICLE 2
                                    THE NOTES

         SECTION 2.1       FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as designated by the Company or its counsel. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The Notes initially offered and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Note. Notes initially offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note. Each of the Restricted Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository. The Regulation S Global Notes shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository or the Note Custodian, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Global Note, and (ii) an Officers' Certificate from the Company to the effect set forth in Section 12.4(a) hereof.

         Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Clearstream Banking General Terms and Conditions" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by the Agent Members through Euroclear or Clearstream.

         SECTION 2.2       EXECUTION AND AUTHENTICATION.

         Upon a Company Order, the Trustee shall authenticate and deliver: (1) on the Issue Date, Notes in an aggregate principal amount of $175,000,000, (2) subject to the Company's compliance with Section 4.12, any Additional Notes for an original issue in an aggregate principal amount specified by the Company pursuant to Section 2.14 hereof, and (3) Unrestricted Global Notes and Unrestricted Definitive Notes pursuant to the provision of Section 2.6(f). Such Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of such Notes is to be authenticated and, in the case of any issuance of Additional Notes, shall comply with the provisions of Section 2.14 hereof.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

         SECTION 2.3       REGISTRAR AND PAYING AGENT.

         The Company shall at all times maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency in the Borough of Manhattan, The City of New York where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents; provided, however, that the Company shall in no event be relieved of its obligation hereunder to maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be presented for payment. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes, and accordingly, all of such offices or agencies shall initially be the corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, which on the Issue Date, is located at 101 Barclay Street, Floor 8 West, New York, New York 10286.

         SECTION 2.4       PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest or Liquidated Damages, if any, on the Notes, and will promptly notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

         SECTION 2.5       HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

         SECTION 2.6       TRANSFER AND EXCHANGE.

         (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes if (i) DTC (x) notifies the

Company that it is unwilling or unable to continue as Depository for the Global Notes and the Company thereupon fails to appoint a successor Depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for the Global Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depository shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

         (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer described in the Private Placement Legend to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with subparagraph (i) below as well as one or more of the other following subparagraphs as applicable:

                  (i) Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from an Agent Member to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase or (B) (1) a written order from an Agent Member given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon an Exchange Offer by the Company in accordance with
Section 2.6(f) hereof, the requirements of this Section 2.6(b)(i) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

                  (ii) Transfer of Beneficial Interests Among Restricted Global Notes.

                           (A) The following provisions shall apply with respect to any proposed transfer of the 144A Global Note to a Restricted Global Note prior to the two-year anniversary of the Issue
         Date:

                                    (1)      a transfer of the 144A Global Note
                  or a beneficial interest therein to a QIB shall be made upon the delivery of a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                                    (2)      a transfer of the 144A Global Note
                  or a beneficial interest there into a Non-U.S. Person shall be made upon delivery of a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                           (B) The following provisions shall apply with respect to any proposed transfer of a Regulation S Global Note prior to the expiration of the Restricted Period:

                                    (1)      a transfer of a Regulation S Global
                  Note or a beneficial interest therein to a QIB shall be made upon the delivery of a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                                    (2)      a transfer of a Regulation S Global
                  Note or a beneficial interest therein to a Non-U.S. Person shall be made upon the delivery of a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                                    After the expiration of the Restricted
         Period, interests in a Regulation S Global Note may be transferred without requiring certification.

                  (iii) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (i) above and:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)      any such transfer is effected by a
         Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                  interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                                    (2)      if the holder of such beneficial
                  interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (3)      in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                           If any such transfer is effected pursuant to
subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph
(B) or (D) above.

                           Beneficial interests in an Unrestricted Global Note
cannot be exchanged for, or transferred to, Persons who take delivery thereof in the form of a beneficial interest in a Restricted Global Note.

         (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS IN GLOBAL NOTES FOR DEFINITIVE NOTES.

                  (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the

         Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver or cause to be delivered to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding 2.6(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)      any such transfer is effected by a
         Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the holder of such beneficial
                  interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

                                    (2)      if the holder of such beneficial
                  interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (3)      in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(i) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to
                  Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver or cause to be delivered to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Agent Member. The Trustee shall deliver or cause to be delivered such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this section 2.6(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note.

         (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTE.

                  (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                           (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note.

                  (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)      any such transfer is effected by a
         Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such Restricted
                  Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                                    (2)      if the Holder of such Restricted
                  Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (3)      in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above.

         (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(e).

                  (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule
         144) of the Company;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C)      any such transfer is effected by a
         Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)      the Registrar receives the following:

                                    (1)      if the Holder of such Restricted
                  Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (l)(d) thereof;

                                    (2)      if the Holder of such Restricted
                  Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                                    (3)      in each such case set forth in this
                  subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                  (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

         (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) Broker-Dealers, (y) Persons participating in the distribution of the Notes issued in the Exchange Offer or (z) Persons who are Affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and
(ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver or cause to be delivered to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)      Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE HOUSTON EXPLORATION COMPANY OR ITS SUBSIDIARY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE

         REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                           (B)      Notwithstanding the foregoing, any
         Unrestricted Global Note or Unrestricted Definitive Note issued pursuant to subparagraphs (b)(iii), (c)(ii), (c)(iii), (d)(ii),
         (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
         SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depository at the direction of the Trustee, to reflect such increase.

         (i)      GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.7, 4.9, 4.10 and 9.5 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a transfer or exchange may be submitted by facsimile.

         SECTION 2.7       REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee and the Company receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

         SECTION 2.8       OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

         SECTION 2.9       TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by an Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee has been informed of by the Company as being so owned shall be so disregarded.

         SECTION 2.10      TEMPORARY NOTES.

         Until permanent Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of permanent Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate permanent Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

         SECTION 2.11      CANCELLATION.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall return cancelled Notes to the Company upon its request therefor. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

         SECTION 2.12      DEFAULTED INTEREST.

         Interest and Liquidated Damages, if any, on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered at the close of business on the Regular Record Date for such interest.

         Any interest and Liquidated Damages, if any, on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest and Liquidated Damages, if any, at the applicable interest rate borne by the Notes, to the extent lawful (such defaulted interest and Liquidated Damages, if any (and interest thereon) herein collectively called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest shall be paid by the Company to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall give the Trustee at least 15 days' written notice (unless a shorter period is acceptable to the Trustee for its convenience) of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held by the Trustee in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Registrar, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Default Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 2.13      CUSIP NUMBERS.

         The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

         SECTION 2.14      ISSUANCE OF ADDITIONAL NOTES.

         The Company shall be entitled, subject to its compliance with Section 4.12, to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and the issue price. The Notes issued on the Issue Date, any Additional Notes and any new Notes issued in exchange for Notes in connection with the Exchange Offer shall be treated as a single class for all purposes under this Indenture.

         With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

         (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

         (b) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Code; and

         (c) whether such Additional Notes shall be Restricted Notes or Unrestricted Notes.

                                   ARTICLE 3
                            REDEMPTION AND PREPAYMENT

         SECTION 3.1       APPLICABILITY OF ARTICLE.

         Redemption of Notes at the election of the Company shall be made in accordance with this Article 3.

         SECTION 3.2       ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Notes pursuant to Section 3.8 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 45 but not more than 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee for its convenience), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

         SECTION 3.3       SELECTION BY TRUSTEE OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem appropriate (and in such manner as complies with applicable legal requirements); provided, that no Notes of $1,000 or less shall be redeemed in part.

         The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

         SECTION 3.4       NOTICE OF REDEMPTION.

         The Company will cause notices of redemption to be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to any Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

         All notices of redemption shall state:

         (a)      the Redemption Date;

         (b)      the Redemption Price;

         (c) if less than all Notes then outstanding are to be redeemed, the identification (and, in the case of a Note to be redeemed in part, the principal amount) of the particular Notes to be redeemed;

         (d) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on or after said date;

         (e) the places or places where such Notes are to be surrendered for payment of the Redemption Price;

         (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (g)      the CUSIP number, if any, relating to such Notes; and

         (h) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such partially redeemed Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

         Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

         SECTION 3.5       DEPOSIT OF REDEMPTION PRICE.

         On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its owning Paying Agent, segregate and hold in trust as provided in Section 4.3) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date.

         SECTION 3.6       NOTES PAYABLE ON REDEMPTION DATE.

         Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and Liquidated Damages, if any) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest and Liquidated Damages, if any, to the Redemption Date; provided, however, that installments of interest and Liquidated Damages, if any, whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 2.12.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Note.

         SECTION 3.7       NOTES REDEEMED IN PART.

         Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 4.2 (with, if the Company, the Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and a new Note in principal amount equal to the unpurchased or unredeemed portion will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase or redemption date, unless the Company defaults in payment of the purchase or redemption price, interest shall cease to accrue on Notes or portions thereof purchased or called for redemption.

         SECTION 3.8       OPTIONAL REDEMPTION.

         (a) On and after June 15, 2008, the Company may at its option redeem all or a portion of the Notes, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, and Liquidated Damages thereon, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

                  YEAR                           REDEMPTION PRICE
                  2008......................         103.500%
                  2009......................         102.333%
                  2010......................         101.167%
                  2011 and thereafter.......         100.000%

         In addition, at any time on or prior to June 15, 2006, the Company may at its option on one or more occasions redeem for cash up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued prior to the Redemption Date at a Redemption Price equal to 107.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, and Liquidated Damages thereon, if any, to the Redemption Date, with the net cash proceeds of an Equity Offering; provided, that:

                  (i) at least 65% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued prior to the Redemption Date remains outstanding immediately after the occurrence of each such redemption; and

                  (ii) each such redemption occurs within 180 days of the date of closing of the related Equity Offering.

         (b) Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.7 hereof.

         SECTION 3.9       MANDATORY REDEMPTION.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    ARTICLE 4
                                    COVENANTS

         SECTION 4.1       PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

         The Company shall pay or cause to be paid the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, Liquidated Damages, if any, and interest then due.

         SECTION 4.2       MAINTENANCE OF OFFICE OR AGENCY.

         The Company will maintain, in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or recession shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or recession and any change in the location of any such office or agency.

         SECTION 4.3       MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest and Liquidated Damages, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of, premium, if any, or interest and Liquidated Damages, if any, on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, if any, or interest and Liquidated Damages, if any, so becoming due (or at the option of the Company, payment of interest may be mailed by check to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided, that all payments with respect to Global Notes and Definitive Notes, the holders of which have given wire transfer instructions to the Company shall receive such payments of interest and Liquidated Damages, if any, by wire transfer in same day funds) such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal, premium, if any, or interest and Liquidated Damages, if any;

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

         (d) acknowledge, accept and agree to comply in all respects with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the

Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause notice to be promptly sent to each Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 4.4       REPORTS.

         Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall, so long as any Notes are outstanding, furnish to the Holders of Notes and the Trustee, within 15 days after it is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q if the Company was required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, reports thereon by the certified independent accountants of the Company and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file copies of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company shall, until the effectiveness of the registration statement relating to the Exchange Offer pursuant to the Registration Rights Agreement, furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         SECTION 4.5       STATEMENT AS TO COMPLIANCE; NOTICE OF DEFAULT.

         (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.11 were computed, which calculations may be based on the Company's latest financial statements), and further stating, as to each Officer signing such certificate, that to the best of his or her knowledge each entity is not in default in the performance or observance of any terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. For purposes of this Section 4.5, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual reports delivered pursuant to Section 4.4 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, within five Business Days, upon becoming aware of any Default or Event of Default, deliver to the Trustee an Officer's Certificate specifying such Default or Event of Default.

         SECTION 4.6       PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

         SECTION 4.7       LIMITATION ON LIENS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) securing Indebtedness, upon any of its property or assets, now owned or hereafter acquired, unless all payments under the Notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to any Lien securing the Notes and any related applicable guarantees to the same extent such Subordinated Indebtedness is subordinate to the Notes and any related applicable guarantees).

         SECTION 4.8       CORPORATE EXISTENCE.

         Subject to Article Five, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Restricted Subsidiary of the Company and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Restricted Subsidiaries, except where a failure to do so, singly or in the aggregate, is not likely to have a materially adverse effect upon the business, assets, financial conditions or results of operations of the Company and the Restricted Subsidiaries taken as a whole determined on a consolidated basis in accordance with GAAP; provided, that prior to the occurrence and continuance of an Event of Default, the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Board of Directors of the Company, or of the Restricted Subsidiary concerned, shall determine and deliver to the Trustee an Officer's Certificate to the effect that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 4.9       OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent they are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         The Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "CHANGE OF CONTROL OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "CHANGE OF CONTROL PURCHASE DATE"), the Company shall purchase all Notes validly tendered and not properly withdrawn pursuant to the Change of Control Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes.

         If the Change of Control Purchase Date is on or after Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Change of Control Offer.

         Upon the commencement of a Change of Control Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy of each such notice to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender

Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

         (a) that the Change of Control Offer is being made pursuant to this covenant and the length of time the Change of Control Offer shall remain open;

         (b)      the purchase price and the Change of Control Purchase Date;

         (c) that any Note which is not validly tendered or is otherwise not accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Purchase Date;

         (f) that Holders shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (g) that Holders whose Notes are being purchased in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof;

         (h) a description of the transaction resulting in such Change of Control Offer; and

         (i) any additional instructions a Holder must follow in order to have its Notes repurchased in accordance with this Section 4.9.

         On the Change of Control Purchase Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so validly tendered and not properly withdrawn and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Notes so validly tendered and not properly withdrawn the Change of Control Payment for the tendered Notes and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this covenant, but in any event within 30 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Notes required by this covenant. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

         SECTION 4.10      ASSET SALES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests sold or otherwise disposed of (evidenced by a resolution of the Board of Directors of such entity set forth in an Officers' Certificate delivered to the Trustee) and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary from the Asset Sale, plus all other Asset Sales since the Issue Date, on a cumulative basis, is in the form of (A) cash or Cash Equivalents or (B) properties and capital assets to be used by the Company or any Restricted Subsidiary in the Oil and Gas Business, or Capital Stock of a Person engaged in the Oil and Gas Business which becomes a Wholly Owned Subsidiary of the Company, or any combination thereof (collectively the "CASH CONSIDERATION"); provided, that the amount of (x) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to (1) a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability or (2) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Company or such Restricted Subsidiary from and against any loss, liability or cost in respect of such assumed liability (provided, however, that such indemnifying party (or its long term debt securities) shall have an Investment Grade Rating (with no indication of a negative outlook or credit watch with negative implications, in any case, that contemplates such indemnifying party (or its long term debt securities) failing to have an Investment Grade Rating) at the time the indemnity is entered into) and (y) any non Cash Consideration received by the Company or any such Restricted Subsidiary from such transferee that are converted into cash by the Company or such Restricted Subsidiary within 90 days after such Asset Sale, shall be deemed to be cash for purposes of this provision to the extent of the cash received. Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the Restricted Subsidiary, as applicable) may apply, or enter into binding contracts (subject only to obtaining required governmental approvals) irrevocably committing the Company or the Restricted Subsidiary to apply, an amount equal to such Net Proceeds to an investment in another business, the making of a capital expenditure or the acquisition of other tangible assets, in each case in the Oil and Gas Business, or the Company (or the Restricted Subsidiary, as applicable) may apply such Net Proceeds to the permanent reduction of Senior Debt; provided, however, that pending application of an amount equal to such Net Proceeds pursuant to the preceding sentence, such Net Proceeds may be applied to temporarily reduce revolving credit indebtedness. The amount equal to (x) the difference between the amount applied or invested or committed to be applied or invested, as provided in the preceding sentence of this paragraph and (y) the then aggregate amount of Net Proceeds from Asset Sales will be deemed to constitute "EXCESS PROCEEDS." On or prior to the 361st day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer to all Holders of Notes and, to the extent required by the terms thereof, to all holders or lenders of Pari Passu Indebtedness (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the asset sale offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value in the case of Pari Passu Indebtedness issued with significant original issue discount) thereof plus accrued and unpaid interest and, with respect to the Notes or similar securities, Liquidated Damages or comparable amounts in the case of similar securities, if any, thereon to the date of purchase, in accordance with the procedures set forth below in this Section 4.10 or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and the aggregate principal amount (or accreted value in the case of Pari Passu Indebtedness issued with significant original issue discount) of Pari Passu Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         In the event that the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below. The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "ASSET SALE OFFER PERIOD"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "ASSET SALE PURCHASE DATE"), the Company will purchase the principal amount of Notes and Pari Passu Indebtedness required to be purchased pursuant to this Section 4.10 (the "ASSET SALE OFFER AMOUNT") or, if less than the Asset Sale Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made on the Notes and Pari Passu Indebtedness, respectively.

         If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest or Liquidated Damages will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such holders or lenders, as the case may be, to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a)      that the Asset Sale Offer is being made pursuant to this
Section 4.10 and the length of time the Asset Sale Offer shall remain open;

         (b) the Asset Sale Offer Amount, the purchase price and the Asset Sale Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

         (e) that Holders of Notes electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book entry transfer, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the third Business Day preceding the end of the Asset Sale Offer Period;

         (f) that Holders of Notes shall be entitled to withdraw their election if the Company, the Depository or the Paying Agent, as the case may be, receives, not later than the Business Day preceding the end of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of the Note that the Holder of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Note purchased;

         (g) that, if the aggregate principal amount of Notes surrendered by Holders of Notes or holders or lenders of Pari Passu Indebtedness, as the case may be, exceeds the Asset Sale Offer Amount, the Company shall select the Notes and Pari Passu Indebtedness, if any, to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and Pari Passu Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (h) that Holders of Notes whose notes were purchased only in part shall be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered (or transferred by book-entry transfer).

         On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis by principal amount tendered to the extent necessary, the Asset Sale Offer Amount of Notes and Pari Passu Indebtedness or portions thereof so validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer

Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn. The Company shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this section and, in addition, the Company shall deliver all certificates and notices required, if any, by the agreements governing the Pari Passu Indebtedness. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such Holder or lender, as the case may be, and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver the new Note to the Holder, in a principal amount equal to any unpurchased portion of the surrendered Note. In addition, the Company shall take any and all other actions required by the agreements governing the Pari Passu Indebtedness. Any Note not so accepted shall be promptly mailed or delivered by the Company to its Holder. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

         SECTION 4.11      LIMITATION ON RESTRICTED PAYMENTS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (x) any Equity Interests of the Company or (y) any Equity Interests of any Restricted Subsidiary of the Company (other than Equity Interests owned by the Company or any Restricted Subsidiary of the Company); (iii) prepay, purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except a scheduled repayment of principal or a payment of principal at stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS") (provided, however, that no Permitted Investment shall be deemed to be a Restricted Payment), unless, at the time of and after giving effect to such Restricted Payment:

         (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment;

         (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12 hereof; and

         (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii),
(iii), (iv), (vi), (vii), (viii) and (ix) of the next succeeding paragraph (d)), is less than the sum, without duplication, of:

                  (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit or loss, less 100% of such deficit or loss), plus

                  (ii) 100% of (A) the aggregate net cash proceeds, (B) the fair market value (as determined in good faith by the Company evidenced by a resolution of the Board of Directors) of (x) marketable securities (other than marketable securities of the Company), (y) Capital Stock (other than Capital Stock of the Company) of a Person (other than an Affiliate of the Company) engaged primarily in the Oil and Gas Business; provided, that Person becomes a Restricted Subsidiary of the Company and (z) other assets used in the Oil and Gas Business, in the case of clauses (A) and (B), received by the Company after the Issue Date from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of the Company (but excluding cash proceeds and marketable securities received from the sale of Equity Interests to members of management or directors of the Company and its Restricted Subsidiaries after the Issue Date to the extent such amounts have been applied to make Restricted Payments in accordance with clause (vi) of the next succeeding paragraph) and (C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any such Indebtedness into or for Equity Interests of the Company (other than Disqualified Stock), together with the net proceeds, if any, received by the Company or any of its Restricted Subsidiaries upon such conversion or exchange, plus

                  (iii) to the extent that any Restricted Investment that was made after the Issue Date is sold to an unaffiliated purchaser for cash or marketable securities or otherwise liquidated or repaid for cash or marketable securities, the lesser of (A) the cash proceeds and/or the fair market value of such marketable securities (as determined in good faith by the Company), as the case may be, and (B) the initial amount of the Restricted Investment, plus

                  (iv) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (A) payments of dividends or interest or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, (B) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or (C) the receipt of proceeds by the Company or any Restricted Subsidiary from the sale or other disposition of any portion of any Investment in an Unrestricted Subsidiary, plus

                  (v)      $10.0 million.

         (d)      The foregoing provisions will not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

                  (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company (other than Disqualified Stock) (provided, that the amount of any such cash proceeds that are utilized for any such Restricted Investment shall be excluded from clause
(c)(ii) of the preceding paragraph);

                  (iii) the defeasance, redemption, repurchase, retirement or other acquisition of any Subordinated Indebtedness or of any Equity Interests of the Company or any Restricted Subsidiary, in exchange for, or out of the net cash proceeds from (x) an incurrence of Permitted Refinancing Indebtedness or
(y) the substantially concurrent sale (other than to a Subsidiary of the Company) of, or from substantially concurrent additional capital contributions (other than from a Subsidiary of the Company) in respect of, Equity Interests of the Company (other than Disqualified Stock) (provided, that the amount of any such net cash proceeds that are utilized for any such defeasance, redemption, repurchase, retirement or other acquisition shall be excluded from clause
(c)(ii) of the preceding paragraph);

                  (iv) any dividend or other distribution made by any Wholly Owned Subsidiary of the Company to another Wholly Owned Subsidiary of the Company or to the Company;

                  (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any future, present or former employee or director (or any of their respective heirs or estates or permitted transferees) of the Company or any of the Company's Restricted Subsidiaries pursuant to any agreements (including employment agreements) or management equity plan or stock option plan or any other management or employee benefit plan or agreement (including, without limitation, any management equity subscription agreement, stock option agreement or similar written arrangement) approved by the Board of Directors; provided, that the aggregate Restricted Payments made under this clause (v) do not exceed in any calendar year $2.5 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $7.5 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company from the sale of Equity Interests of the Company to members of management or directors of the Company and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of the preceding paragraph (c)), plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (v));

                  (vi) repurchases, redemptions or other acquisitions or retirements for value of Equity Interests of the Company deemed to occur upon exercise or exchange of warrants, options or rights to acquire Equity Interests is such Equity Interests represent a portion of the exercise or exchange price of such warrants, options or rights, and any repurchases, redemptions or other acquisitions or retirements for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Equity Interests;

                  (vii) payments to dissenting stockholders (x) pursuant to applicable law or (y) in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by this Indenture;

                  (viii) cash payments in lieu of the issuance of fractional shares; and

                  (ix) the repurchase, redemption or other acquisition or retirement for value of common Equity Interests of the Company held by any Permitted Holder (provided, however, that (A) the aggregate amount of Restricted Payments made in reliance on this clause (ix) shall not exceed $300.0 million and (B) after giving pro forma effect to any incurrence, assumption, guarantee, redemption or repayment of Indebtedness, or any issuance or redemption of Disqualified Stock, incurred or issued to finance all or a portion of such repurchase, redemption or other acquisition or retirement, the Company's Leverage Ratio would not have exceeded 1.75 to 1.0);

provided, however, that in the case of any transaction described in clauses
(ii), (iii), (v) and (ix) and subclause (y) of clause (vii), in each case, of this paragraph (d), no Default or Event of Default will have occurred and be continuing immediately after such transaction.

         (e) The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary if the designation would not cause a Default. For purposes of making this determination, all outstanding Investments by the Company and its Restricted Subsidiaries, except to the extent repaid in cash, in the Subsidiary so designated will be deemed to be Restricted Payments at the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. The designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         (f) The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the assets proposed to be transferred by the Company or the applicable Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

         SECTION 4.12 LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any of the Subsidiary Guarantors may incur Indebtedness (including Acquired Indebtedness), if the Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or Disqualified Stock had been issued, as the case may be, at the beginning of such Reference Period.

         Notwithstanding any provision to the contrary, the first paragraph of this covenant will not prohibit the following:

         (a) the incurrence by the Company of Indebtedness under the Credit Agreement, so long as the aggregate principal amount at any time outstanding of all Indebtedness incurred under this clause (a) does not exceed the greater of
(i) $300.0 million and (ii) 20% of Adjusted Consolidated Net Tangible Assets of the Company determined immediately after the incurrence of such Indebtedness (including the application of the proceeds therefrom);

         (b) the incurrence (i) by the Company of Indebtedness represented by (A) the Notes issued on the Issue Date, (B) any Notes issued in exchange for any Notes issued on the Issue Date, or (C) any Notes issued in exchange for any Notes issued after the Issue Date in compliance with the Fixed Charge Coverage Ratio test set forth in the first paragraph of this Section 4.12, or (ii) by any Restricted Subsidiaries of a Subsidiary Guarantee;

         (c) the guarantee by any Subsidiary Guarantor of any Indebtedness that is permitted by this Indenture to be incurred by the Company at the time such Indebtedness was incurred;

         (d) the incurrence by the Company or any Subsidiary Guarantor of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness of such entity that was in existence on the Issue Date or Indebtedness or Disqualified Stock of the Company or Indebtedness of a Subsidiary Guarantor, in each case, that was permitted by this Indenture to be incurred (including any Indebtedness or Disqualified Stock previously incurred pursuant to this clause
(d), but excluding Indebtedness under clauses (a), (c), (e), (f), (i) and (j) of this Section 4.12);

         (e) the incurrence by the Company or any Restricted Subsidiary of intercompany Indebtedness or preferred stock between or among the Company and any of its Restricted Subsidiaries or between or among any Restricted Subsidiaries; provided, however, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or preferred stock being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness or preferred stock to a Person that is not either the Company or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, or the issuance by such Restricted Subsidiary of such preferred stock, as the case may be; provided, further, that if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes;

         (f) (i) the incurrence, assumption or creation of Hedging Obligations of the Company or a Subsidiary Guarantor pursuant to interest rate protection obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such interest rate protection obligations; (ii) the incurrence, assumption or creation of Hedging Obligations under currency exchange contracts entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Restricted Subsidiaries; (iii) the incurrence, assumption or creation of, or advances or extensions of credit under, Oil and Natural Gas Hedging Contracts; and (iv) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of Statements of Financial Accounting Standards No. 133);

         (g) Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of the Subsidiary Guarantors or merged into a Subsidiary Guarantor in accordance with the terms of this Indenture; provided, that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; provided, further, that after giving effect to such acquisition, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant;

         (h) all Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date;

         (i) Indebtedness, including Permitted Refinancing Indebtedness, incurred by a Foreign Restricted Subsidiary in an aggregate amount not to exceed 20% of such Foreign Restricted Subsidiary's Adjusted Consolidated Net Tangible Assets, at any time outstanding; and

         (j) the incurrence by the Company or by any of the Subsidiary Guarantors of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, or the issuance of Disqualified Stock by the Company (measured, in the case of Disqualified Stock, at the greater of its voluntary or involuntary maximum fixed repurchase or redemption price plus accrued and unpaid dividends) incurred or issued pursuant to this clause (j), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness or Disqualified Stock incurred or issued pursuant to this clause (j), in an aggregate amount at any time outstanding not to exceed $40.0 million.

Each item of Indebtedness or Disqualified Stock of the Company or Indebtedness of a Subsidiary Guarantor described in clauses (a) through (j) of this Section
4.12 shall constitute "PERMITTED DEBT." For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness or Disqualified Stock of the Company or Indebtedness of a Subsidiary Guarantor meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (j) above, or is entitled to be incurred pursuant to the first paragraph of this Section 4.12, the Company will be permitted to classify at the time of incurrence such item of Indebtedness or Disqualified Stock in any manner that complies with the provisions of any of the categories of Permitted Debt or the first paragraph of this Section 4.12, including in a manner than divides such Indebtedness or Disqualified Stock between or among more than one such category or the first paragraph of this
Section 4.12. If Indebtedness is issued at less than the principal amount thereof, the amount of such Indebtedness for purposes of the above limitations shall equal the amount of the liability as determined in accordance with GAAP.

         The accrual of interest, the accretion nor amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, in each case, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

         SECTION 4.13      TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of the Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing.

         Notwithstanding any provision of this Indenture to the contrary, the following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the first paragraph of this Section 4.13:

         (a) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers and directors of the Company or any Restricted Subsidiary as determined in good faith by the appropriate Board of Directors or senior management;

         (b) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture and which comply with the terms of clause (b) of the first paragraph of this Section 4.13;

         (c) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary (including, without limitation, any such employment agreements entered into prior to the Issue Date);

         (d) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or severance arrangements, stock options and stock ownership, phantom stock or other incentive compensation plans approved by the Board of Directors;

         (e) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries;

         (f) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company or the receipt by the Company of any capital contribution from its shareholders;

         (g) indemnities of officers, directors and employees of the Company or any of its Restricted Subsidiaries permitted by bylaw or statutory provisions and any employment agreement or other employee compensation plan or arrangement entered into in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

         (h) transactions between or among the Company and/or its Restricted Subsidiaries;

         (i) any Permitted Investment and any Restricted Payments that are not prohibited by Section 4.11; and

         (j) any contracts, agreements or understandings existing as of the Issue Date and any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto or any replacement agreement thereof so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date).

         SECTION 4.14 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Equity Interests to the Company or any of its Restricted Subsidiaries, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries,
(b) make loans or advances to the Company or any of its Restricted Subsidiaries, or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries; provided, however, that the foregoing provisions of this Section 4.14 shall not prohibit any such encumbrances or restrictions existing under or by reason of:

                  (i) any encumbrance or restriction pursuant to or by reason of an agreement in effect at or entered into on the Issue Date, including any Existing Indebtedness as in effect on the Issue Date,

                  (ii) the Credit Agreement as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof (provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date),

                  (iii) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,

                  (iv) Permitted Refinancing Indebtedness (provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced,

                  (v) any agreement for the sale of a Subsidiary that restricts distributions by that Subsidiary pending its sale,

                  (vi) with respect to any Foreign Restricted Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement or instrument pursuant to which such Indebtedness was incurred or issued, if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or instrument, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined in good faith by the Board of Directors, whose determination shall be conclusive), and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes (as determined in good faith by the Board of Directors, whose determination shall be conclusive), and

                  (vii) with respect to clause (c) of this Section 4.14 only, any of the following encumbrances or restrictions:

                           (A) secured Indebtedness that limits the right of the debtor to dispose of the assets securing such Indebtedness and any encumbrance or restriction contained in security agreements, mortgages, purchase money agreements or similar instruments securing Obligations of a Subsidiary Guarantor to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, mortgages, purchase money agreements or similar instruments,

                           (B) any encumbrance or restriction consisting of customary non-assignment provisions (including provisions forbidding subletting) in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein,

                           (C) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale,

                           (D) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, and

                           (E) customary encumbrances and restrictions contained in agreements of the types described in the definition of the term "Permitted Business Investments."

         SECTION 4.15 LIMITATIONS ON GUARANTEES OF INDEBTEDNESS BY RESTRICTED SUBSIDIARIES.

         The Company shall not permit any Domestic Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company unless (a) the Domestic Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Subsidiary Guarantee by the Domestic Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company (i) if the Notes are subordinated in right of payment to the guaranteed Indebtedness, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to the Domestic Restricted Subsidiary's guarantee with respect to the guaranteed Indebtedness substantially to the same extent as the Notes are subordinated to that Indebtedness under this Indenture and (ii) if the guaranteed Indebtedness is by its express terms subordinated in right of payment to the Notes, any guarantee of the Domestic Restricted Subsidiary with respect to that Indebtedness shall be subordinated in right of payment to such Domestic Restricted Subsidiary's Subsidiary Guarantee with respect to the Notes substantially to the same extent as the Indebtedness is subordinated to the Notes; (b) the Domestic Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Domestic Restricted Subsidiary as a result of any payment by the Domestic Restricted Subsidiary under its Subsidiary Guarantee of the Notes; and (c) the Domestic Restricted Subsidiary delivers to the Trustee an opinion of counsel to the effect that (i) the Subsidiary Guarantee has been duly executed and authorized and (ii) the Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Domestic Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided, that this paragraph shall not be applicable to any guarantee by any Domestic Restricted Subsidiary (x) that (A) existed at the time the Person became a Domestic Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, the Person becoming a Domestic Restricted Subsidiary of the Company or (y) that guarantees the payment of Obligations of the Company under the Credit Agreement or any other Senior Debt of the Company and any refunding, refinancing or replacement thereof, in whole or in part; provided that such refunding, refinancing or replacement thereof constitutes Senior Debt of the Company.

         Notwithstanding the foregoing paragraph and the other provisions of this Indenture, any Subsidiary Guarantee by any Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary Guarantor whether by way of merger, consolidation or otherwise (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the release or discharge of the guarantee which resulted in the creation of the Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee or (iii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary.

         SECTION 4.16      LIMITATION ON LAYERING INDEBTEDNESS.

         The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms or the terms of any documents or instruments relating thereto is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes. In addition, the Company shall not permit the Subsidiary Guarantors, if any, to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that by its terms or the terms of any documents or instruments relating thereto is subordinate or junior in right of payment to Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, however, that solely for the avoidance of doubt and without any other implication, the foregoing limitations will not apply to distinctions between categories of Indebtedness that exist by reason of any Liens arising or created in accordance with the provisions of this Indenture in respect of some but not all such Indebtedness.

         SECTION 4.17      LINE OF BUSINESS.

         The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any line of business other than the Oil and Gas Business, except to the extent as would not be material to the Company and its Subsidiaries taken as a whole.

         SECTION 4.18      SUSPENSION OF COVENANTS.

         Following any day (a "SUSPENSION DATE") that (a) the Notes have an Investment Grade Rating, (b) follows a date on which the Notes do not have an Investment Grade Rating, and (c) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to the covenants described in Sections 4.9, 4.10, 4.11, 4.12, 4.13 and 4.14 (collectively, the "SUSPENDED COVENANTS"). In addition, the Subsidiary Guarantees of any Subsidiary Guarantors will also be suspended as of any Suspension Date. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date the Notes fail to have an Investment Grade Rating, then immediately after such date (a "REVERSION DATE"), the Suspended Covenants will again be in effect with respect to future events and the Subsidiary Guarantees will be reinstated, unless and until a subsequent Suspension Date occurs. The period between a Suspension Date and a Reversion Date is referred to in this Indenture as a "SUSPENSION PERIOD." Notwithstanding that the Suspended

Covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during any Suspension Period.

         On each Reversion Date, all Indebtedness incurred during immediately preceding Suspension Period will be deemed to have been incurred pursuant to the first paragraph of Section 4.12 or one of the clauses set forth in the second paragraph of Section 4.12 (to the extent such Indebtedness would be permitted to be incurred thereunder as of the Reversion Date and after giving effect to Indebtedness incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be incurred pursuant to the first or second paragraph of Section 4.12, such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is deemed as permitted under clause (h) of the second paragraph of Section
4.12. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.11 will be made as though the covenants described under Section 4.11 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under clause (c) under Section 4.11, and the items specified in subclauses (c)(i) through (c)(iv) of the first paragraph of Section 4.11 will increase the amount available to be made under clause (c) thereof. For purposes of determining compliance with the first paragraph of Section 4.10, on the Reversion Date, the Net Proceeds from all Asset Sales not applied in accordance with Section 4.10 will be deemed to be reset to zero. Any event or occurrence described in the definition of the term "Change of Control" that occurs during a Suspension Period shall be deemed to not be a Change of Control at any time, regardless of whether a subsequent Reversion Date occurs.

                                   ARTICLE 5
                                   SUCCESSORS

         SECTION 5.1 MERGER, CONSOLIDATION, OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS.

         (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Restricted Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets determined on a consolidated basis for the Company and its Restricted Subsidiaries taken as a whole in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a corporation organized or existing under the laws of one of the states of the United States or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company, under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary that is a Restricted Subsidiary, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Reference Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.12; (v) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters; and (vi) each Subsidiary Guarantor, if any, unless it is the other party to the transactions described above, shall have confirmed by supplemental indenture that its Subsidiary Guarantee shall apply to the Person's obligations under this Indenture and the Notes.

         (b) Subject to the provisions of the succeeding sentence relating to sales of Subsidiary Guarantors, the Company shall not permit a Subsidiary Guarantor to consolidate with, or merge with or into, whether or not such Subsidiary Guarantor is the surviving Person, another Person other than the Company or another Subsidiary Guarantor whether or not affiliated with such Subsidiary Guarantor, unless (i) subject to the provisions of the following sentence, the Person formed by or surviving any such consolidation or merger, if other than the Subsidiary Guarantor, assumes all the obligations of the Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Notes, this Indenture and the Subsidiary Guarantees; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters. In the event of a sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor to a third party (in each case, other than to an Affiliate of the Company), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released from and relieved of any obligations under its Subsidiary Guarantee; provided, that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10.

         (c) Further, notwithstanding the foregoing two paragraphs, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted.

         SECTION 5.2       SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the Successor Company will succeed to, and be substituted for, the Company under this Indenture and the Notes.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

         SECTION 6.1       EVENTS OF DEFAULT AND NOTICE THEREOF.

         Each of the following constitutes an "EVENT OF DEFAULT":

         (a) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

         (b) default in payment when due of the principal of or premium, if any, on the Notes;

         (c) failure by the Company to comply with Section 5.1 of this Indenture or to consummate a purchase of Notes when required pursuant to the provisions of Section 4.9 or Section 4.10 of this Indenture;

         (d) failure by the Company or a Subsidiary Guarantor, if any, for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in this Indenture or the Notes;

         (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Wholly Owned Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default unless being contested in good faith by appropriate proceedings (a "PAYMENT DEFAULT") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

         (f) any final judgment or decree (to the extent not covered by insurance) for the payment of money in excess of $20.0 million is entered against the Company or any of its Restricted Subsidiaries, and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect;

         (g) the Company or any of its Significant Subsidiaries or group of Restricted Subsidiaries that, together taken (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary (such group herein referred to as a "SIGNIFICANT GROUP OF SUBSIDIARIES"):

                  (i)      commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) admits in writing its inability generally to pay its debts as the same become due;

         (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company, any of its Significant Subsidiaries or a Significant Group of Subsidiaries in an involuntary case in which it is the debtor,

                  (ii) appoints a Custodian of the Company, any of its Significant Subsidiaries or a Significant Group of Subsidiaries, or for all or substantially all of the property of the Company, a Significant Subsidiary or a Significant Group of Subsidiaries; or

                  (iii) orders the liquidation of the Company, any of its Significant Subsidiaries, or a Significant Group of Subsidiaries;

and the order or decree contemplated in clauses (i), (ii) or (iii) of this clause (h), remains unstayed and in effect for 60 consecutive days; or

         (i) except as permitted herein, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary, or any Person acting on behalf of such Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

         SECTION 6.2       ACCELERATION OF MATURITY; RESCISSION.

         If an Event of Default (other than of a type specified in clauses (g) or (h) of Section 6.1) occurs and is continuing hereunder, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations (including Liquidated Damages) on all the then outstanding Notes to be due and payable immediately by notice in writing to the Company (and the Trustee, if given by the Holders); provided, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration of the Notes shall not be effective until the earlier of (a) an acceleration of any such Indebtedness under the Credit Agreement or (b) five business days after receipt by the Company of written notice of such acceleration of the Notes.

         Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (g) or (h) of Section 6.1, all outstanding Notes will become due and payable without further action or notice. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest or Liquidated Damages that has become due solely because of the acceleration) have been cured or waived.

         SECTION 6.3       OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         SECTION 6.4       WAIVER OF PAST DEFAULTS.

         Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment interest on, or the principal of, premium, if any, or Liquidated Damages, if any, on the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 6.5       CONTROL BY MAJORITY.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

         SECTION 6.6       LIMITATION ON SUITS.

         No Holder of a Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, (ii) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute such proceeding and, if requested by the Trustee, provided reasonable indemnity satisfactory to the Trustee, with respect to such proceeding and (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

         SECTION 6.7       RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on any Note, on or after the respective due dates expressed in any Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8       COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Liquidated Damages, if any, remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 6.9       TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, as administrative expenses associated with any such proceeding and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10      PRIORITIES.

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to holders of Senior Debt of the Company or Senior Debt of the Subsidiary Guarantors, if any, to the extent required by Article 10 hereof or any Subsidiary Guarantee;

         Third: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, and Liquidated Damages, if any, respectively;

         Fourth: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and

         Fifth: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

         SECTION 6.11      UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

         SECTION 6.12      WAIVER OF STAY, EXTENSION OF USURY LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                     TRUSTEE

         SECTION 7.1       DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, provided, that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i)      this paragraph does not limit the effect of paragraph
(b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture unless the Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability, claim, damage or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         SECTION 7.2       RIGHTS OF TRUSTEE.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         SECTION 7.3       INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

         SECTION 7.4       TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the direction of the Company under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         SECTION 7.5       NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

         SECTION 7.6       REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

         SECTION 7.7       COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee, from time to time as may be agreed upon between them, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, claims, damages or expenses (including taxes other than taxes based on the income of the Trustee) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim, damage or expense is determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         SECTION 7.8       REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a)      the Trustee fails to comply with Section 7.10 hereof,

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

         SECTION 7.9       SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         SECTION 7.10      ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $500.0 million as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of TIA
Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

         SECTION 7.11      PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE
COMPANY.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

         SECTION 7.12      RIGHTS OF HOLDERS WITH RESPECT TO TIME, METHOD AND
PLACE.

         Subject to the limitations of this Article 7, a majority in principal amount of the outstanding Notes issued hereunder shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.

         SECTION 7.13      TRUSTEE'S APPLICATION FOR INSTRUCTIONS FROM THE
COMPANY.

         Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 8
                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 8.1       OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

         The Company may, at its option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 8.2 or Section 8.3 be applied to all Notes and Subsidiary Guarantees then outstanding upon compliance with the conditions set forth below in this Article Eight.

         SECTION 8.2       DEFEASANCE AND DISCHARGE.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and the Subsidiary Guarantors, if any, shall be deemed to have been discharged from their respective obligations with respect to all Notes and Subsidiary Guarantees then outstanding on the date the conditions set forth below are satisfied (hereinafter, "DEFEASANCE"). For this purpose, such defeasance means that the Company and any Subsidiary Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and any Subsidiary Guarantees outstanding, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes, Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Notes then outstanding to receive solely from the trust fund described in Section 8.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust fund described in Section 8.4, (B) the Company's obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.10, 4.2 and 4.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (D) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 with respect to the Notes.

         SECTION 8.3       COVENANT DEFEASANCE.

         Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and each Subsidiary Guarantor shall be released from its obligations under the covenants contained in Sections 4.4, 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17, the Events of Default
described under clauses (e) and (f) of Section 6.1, the Events of Default described under clauses (g) and (h) of Section 6.1 (but only with respect to Significant Subsidiaries and Restricted Subsidiaries), and the limitation imposed by clause (a)(iv) of Section 5.1, and such provisions shall terminate, with respect to the outstanding Notes and Subsidiary Guarantees, if any, on and after the date the conditions set forth below are satisfied (such release and termination being referred to as "COVENANT DEFEASANCE"), and the Notes and the Subsidiary Guarantees, if any, shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes and Subsidiary Guarantees, if any, shall not be deemed outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to the outstanding Notes and Subsidiary Guarantees, if any, the Company and any Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Sections 6.1(c) and 6.1(d), but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees, if any, shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to Section 8.3, Sections 6.1(c) through 6.1(f) and Section 6.1(i) shall not constitute Events of Default.

         SECTION 8.4       CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

         The following shall be the conditions to application of either Section
8.2 or Section 8.3 to the outstanding Notes and Subsidiary Guarantees:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, due on the outstanding Notes on the Stated Maturity thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel in the United States shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default set forth in Section 6.1(g) and (h), at any time in the period ending on the 91st day after the date of such deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, if any, is bound;

         (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or a Subsidiary Guarantor, if any, or others; and

         (g) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel in the United States (which opinion of counsel may be subject to customary assumptions, qualifications and exclusions), each stating that all conditions precedent provided for in, in the case of the Officers' Certificate, clauses (a) through (g) of this Section 8.4, and in the case of the opinion of counsel, in clauses (b), (c) and (e) of this Section 8.4, have been complied with.

         SECTION 8.5 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to the provisions of the last paragraph of Section 4.3, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "TRUSTEE") pursuant to Section 8.4 in respect of the Notes then outstanding shall be held in trust and applied by the

Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Notes then outstanding.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or non-callable Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(i)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.6       REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and any Subsidiary Guarantor's obligations under this Indenture, the Notes and the Subsidiary Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that if the Company or any Subsidiary Guarantor makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company or any Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

         SECTION 9.1       WITHOUT CONSENT OF HOLDERS OF NOTES.

         Notwithstanding Section 9.2 of this Indenture, the Company, the Subsidiary Guarantors, if any, and the Trustee may amend this Indenture without the consent of any Holder of a Note:

         (a)      to cure any ambiguity, omission, defect or inconsistency;

         (b) to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture, or for the assumption by a successor Person of the obligations of any Subsidiary Guarantor under this Indenture;

         (c) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

         (d) to add guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes or any guarantees;

         (e) to effect the release of a Subsidiary Guarantor from its Subsidiary Guarantee and the termination of such Subsidiary Guarantee, all in accordance with the provisions of this Indenture governing such release and termination;

         (f) to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor;

         (g) to make any change that does not adversely affect the rights of any Holder of the Notes;

         (h) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

         (i)      to provide for the succession of a successor Trustee.

         Upon the written request of the Company accompanied by resolutions of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company and the Subsidiary Guarantors, if any, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.2       WITH CONSENT OF HOLDERS OF NOTES.

         Except as provided below in this Section 9.2, this Indenture, the Notes and a Subsidiary Guarantee, if any, issued hereunder may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 hereof, any existing default or compliance with any provision of this Indenture, the Notes or the Subsidiary Guarantees, if any, may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

         Upon the request of the Company accompanied by resolutions of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, the Trustee shall join with the Company and the Subsidiary Guarantors, if any, in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         The consent of the Holders is not necessary under this Section 9.2 to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Subsidiary Guarantees, if any. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes or Subsidiary Guarantee held by a non-consenting Holder):

                  (i) reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Note;

                  (iii) reduce the rate of or change the time for payment of interest on any Note;

                  (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes, except a rescission of acceleration of the Notes from a non- payment default by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

                  (v) make any Note payable in money other than that stated in the Notes;

                  (vi)     make any change in Section 6.4 or 6.7;

                  (vii) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed under Section 3.8; provided, however, that solely for the avoidance of doubt and without any other implication, redemption shall not be deemed to include any purchase or repurchase of Notes; or

                  (viii) make any change in the amendment provisions that require each holder's consent or in the waiver provisions of this Article 9.

         In addition, any amendment to the provisions of this Indenture which relate to subordination will require the consent of the Holders of at least 66 2/3% in principal amount of

Notes then outstanding, if such amendment would adversely affect the rights of Holders of such Notes; provided, however, that no amendment may be made to the subordination provisions of this Indenture that adversely affects the rights of any holder of Senior Debt then outstanding, unless the holders of such Senior Debt, or any group or representative thereof authorized to give a consent, consent to such change.

         SECTION 9.3       COMPLIANCE WITH TIA.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

         SECTION 9.4       REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         SECTION 9.5       NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may, but shall not be required to, place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

         SECTION 9.6       TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In signing or refusing to sign any amended or supplemental indenture the Trustee shall be provided with and (subject to Section 7.1) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Subsidiary Guarantors, if any, in accordance with its terms.

                                   ARTICLE 10
                                  SUBORDINATION

         SECTION 10.1      AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Holder by accepting a Note agrees, that the payment of the Subordinated Note Obligations shall be subordinated in right of payment, as set forth in this Article 10, to the prior payment in full in cash of all Senior Debt, whether outstanding on the date hereof or hereafter incurred.

         SECTION 10.2      LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment or distribution of property or securities to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in a proceeding) before the Holders of the Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of the Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of the Notes may receive payments made from the trust described in
Article 8 hereof).

         SECTION 10.3      DEFAULT ON DESIGNATED SENIOR DEBT.

         The Company also may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) upon or in respect of the Notes (except from the trust described in Article 8 hereof) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs ("payment default") or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits, or with the giving of notice or passage of time or both (unless cured or waived) will permit, holders of the Designated Senior Debt as to which such default relates to accelerate its maturity ("NON-PAYMENT DEFAULT") and (solely with respect to this clause (ii) ) the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the Company or the holders of any Designated Senior Debt. Cash payments on the Notes shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or a default of the type described in paragraphs (g) or (h) of Section 6.1 hereof has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of Designated Senior Debt that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 90 days.

         SECTION 10.4      ACCELERATION OF SECURITIES.

         If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure shall constitute an Event of Default and shall entitle the holders of the Notes to accelerate the maturity thereof. The Company shall promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

         SECTION 10.5      WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that the Trustee or any Holder receives any payment of any Subordinated Note Obligations at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.2 or 10.3 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         In the event that any Holder receives any payment of any Subordinated Note Obligations at any time when such payment is prohibited by Section 10.2 or
10.3 hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the holders of Senior Debt as their interest may appear or their representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their interest may appear, for the application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         SECTION 10.6      NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Subordinated Note Obligations to violate this

Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

         SECTION 10.7      SUBROGATION.

         After all Senior Debt is paid in full and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Senior Debt.

         SECTION 10.8      RELATIVE RIGHTS.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

         (a) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes in accordance with their terms;

         (b) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

         (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article 10 to pay principal of, premium, if any, or interest or Liquidated Damages, if any, on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

         SECTION 10.9      SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

         SECTION 10.10     DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative.

         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

         SECTION 10.11     RIGHTS OF TRUSTEE AND PAYING AGENT.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Subordinated Note Obligations to violate this Article 10. Only the Company or a representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.

         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights.

         SECTION 10.12     AUTHORIZATION TO EFFECT SUBORDINATION.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.9 hereof at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

                                   ARTICLE 11
                           SATISFACTION AND DISCHARGE

         SECTION 11.1      SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all Notes issued hereunder, when either:

         (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.3 hereof) have been delivered to the Trustee for cancellation; or

         (b)      (i)      the Company shall have given irrevocable and
unconditional notice of redemption for all of the outstanding Notes within 60 days of such notice pursuant to the redemption provisions of this Indenture or all Notes not theretofore delivered to the Trustee for cancellation otherwise have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in the trust for such purpose an amount of money sufficient to pay and discharge the entire Obligations in respect of such Notes not theretofore delivered to the Trustee for cancellation to the date of maturity or redemption;

                  (ii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                  (iii) the Company has paid or caused to be paid all sums payable by it under this Indenture;

                  (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be; and

                  (v) the Holders have a valid, perfected, exclusive security interest in such trust.

         In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         SECTION 11.2      APPLICATION OF TRUST MONEY.

         Subject to the provisions of the last paragraph of Section 4.3, all money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to Persons entitled thereto, of the principal (and premium, if any) and interest and Liquidated Damages for whose payment such money has been deposited with the Trustee.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though such deposit had occurred pursuant to Section 11.1; provided, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12
                                  MISCELLANEOUS

         SECTION 12.1      CONFLICT OF ANY PROVISION OF INDENTURE WITH TIA.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

         SECTION 12.2      NOTICES.

         Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company or any Subsidiary Guarantor:

                  The Houston Exploration Company
                  1100 Louisiana, Suite 2000
                  Houston, Texas 77002
                  Attention: Chief Financial Officer
                  Facsimile: (713) 830-6885

         With a copy to:

                  Andrews & Kurth L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas 77002
                  Attention: G.  Michael O'Leary, Jr., Esq.
                  Facsimile: (713) 220-4285

         If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 8 West
                  New York, New York 10286
                  Attention: Remo Reale
                  Facsimile: (212) 815-5707

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         SECTION 12.3 COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.4      CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 1.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

         SECTION 12.5      LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 2.12, or any Maturity with respect to any Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture, the Notes or any Subsidiary Guarantee) payment of interest (and Liquidated Damages, if any) or principal (and premium, if any) need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.12 or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.12 or Maturity, as the case may be, to the next succeeding Business Day.

         SECTION 12.6 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

         No director, officer, employee, incorporator or stockholder of the Company or a Subsidiary Guarantor, if any, shall have any liability for any obligations of the Company or the Subsidiary Guarantors, if any, under the Notes, the Subsidiary Guarantees, if any, or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         SECTION 12.7      GOVERNING LAW.

         THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES, IF ANY, SHALL BE, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 12.8      NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.9      SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture by the Trustee shall bind its respective successors and assigns, whether so expressed or not.

         SECTION 12.10     SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.11     COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.12     TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                          THE HOUSTON EXPLORATION COMPANY

                                          By: /s/      W.G. Hargett
                                             -----------------------------------
                                                       William G. Hargett
                                                   President and Chief Executive

                                          By: /s/      John H. Karnes
                                             -----------------------------------
                                                       John H. Karnes
                                                   Senior Vice President and
                                                     Chief Financial Officer

                                          THE BANK OF NEW YORK

                                          By: /s/      Remo J. Reale
                                             -----------------------------------
                                                       Remo J. Reale
                                                       Vice President

















                               SIGNATURE PAGE TO
                     7% SENIOR SUBORDINATED NOTES DUE 2013
                                   INDENTURE

                                   EXHIBIT A-1
                                 (Face of Note)
                      7% Senior Subordinated Notes due 2013

No.                                                    CUSIP No.: 442120 AD 3(1)
                                                                  U44247 AB 7(2)

                         THE HOUSTON EXPLORATION COMPANY

promises to pay to Cede & Co. or registered assigns, the principal sum of ________ Dollars ($______ ) on June 15, 2013.

Interest Payment Dates:  June 15 and December 15.

Record Dates:  June 1 and December 1

                                THE HOUSTON EXPLORATION COMPANY

                                By: ____________________________________________
                                Name: William G. Hargett
                                Title:  President and Chief Executive Officer

                                By: ____________________________________________
                                Name:  John H. Karnes
                                Title: Senior Vice President and Chief Financial
                                       Officer

This is one of the 7% Senior
Subordinated Notes due 2013
referred to in the within-
mentioned Indenture:

Dated:

The Bank of New York, as Trustee

By: ____________________________________
         Authorized Signature

---------------------------------------
(1) For Notes sold in reliance on Rule 144A

(2) For Notes sold in reliance on Regulation S

                                     A-1-1

                                 (Back of Note)

                      7% Senior Subordinated Notes due 2013

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.(1)

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE HOUSTON EXPLORATION COMPANY OR ITS SUBSIDIARY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

---------------------------------------
(1) This paragraph should be included only if the Note is a Global Note.

                                     A-1-2

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

         1. Interest. The Houston Exploration Company, a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 7% per annum from June 10, 2003 until June 15, 2013. The Company shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2.       Registration Rights Agreement.

         (a) The holder of this Note is entitled to the benefits of the Registration Rights Agreement dated as of June 10, 2003 among the Company and the Initial Purchasers (the "REGISTRATION RIGHTS AGREEMENT").

         (b) Except as expressly provided in this paragraph 2, Liquidated Damages shall be paid to the Holders entitled thereto on Interest Payment Dates in the manner set forth in paragraph 1 hereof.

         (c) Notwithstanding the fact that this Note may cease to be a Transfer Restricted Security (as defined in the Registration Rights Agreement), all obligations of the Company to pay Liquidated Damages with respect to this Note shall survive until such time as such obligations with respect to this Note shall have been satisfied in full.

         (d) In the event that the Company is required to pay Liquidated Damages pursuant to the Registration Rights Agreement, the Company shall notify the Trustee in writing at least 15 days prior to the first Interest Payment Date upon which such Liquidated Damages is due; provided, that, in the event that the obligation to pay such Liquidated Damages occurs less than 15 days prior to such Interest Payment Date, such notice shall be provided by the Company to the Trustee as soon as reasonably practicable prior to such Interest Payment Date.

         (e) Each Holder of a Note, by its acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to a registration under the Securities Act of 1933, as amended, and the indemnification of the Company to the extent provided in the Registration Rights Agreement.

                                     A-1-3

         3. Method Of Payment. The Company shall make payments in respect of Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Note Custodian or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Notwithstanding the foregoing, all payments with respect to the Notes (the Holders of which have provided wire transfer instructions to the Company at least ten business days prior to the applicable payment date), will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         4. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Company shall at all times maintain an office or agency in The City of New York where the Notes may be presented for payment. The Company or any of its Subsidiaries may act in any such capacity.

         5. Indenture. The Company issued the Notes under an Indenture dated as of June 10, 2003("INDENTURE") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

         The Company shall be entitled, subject to its compliance with Section
4.12 of the Indenture, to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Notes issued on the Issue Date, any Additional Notes and all new Notes issued in exchange for the Notes in connection with the Exchange Offer will be treated as a single class for all purposes under the Indenture.

         6. Optional Redemption. On and after June 15, 2008, the Company may at its option redeem all or a portion of the Notes, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

                                     A-1-4

                  Year                                  Redemption Price
                  ----                                  ----------------
                  2008..............................        103.500%
                  2009..............................        102.333%
                  2010..............................        101.167%
                  2011 and thereafter...............        100.000%

         In addition, at any time, on or prior to June 15, 2006, the Company may at its option on one or more occasions redeem for cash up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued prior to the Redemption Date at a Redemption Price equal to 107.000% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Redemption Date, with the net cash proceeds of an Equity Offering; provided, that at least 65% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued prior to the Redemption Date remains outstanding immediately after the occurrence of each such redemption, and each such redemption occurs within 180 days of the date of closing of the related Equity Offering.

         7. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

         8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

         9.       Repurchase at Option of Holders.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes pursuant to the procedures required by the Indenture and described in such notice. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

         (b) On the 361st day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer to all Holders of Notes and, to the extent required by the terms thereof, to all holders or lenders of Pari Passu Indebtedness (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the asset sale offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or

                                     A-1-5
accreted value in the case of Pari Passu Indebtedness issued with significant original issue discount) thereof plus accrued and unpaid interest and, with respect to the Notes or similar securities, Liquidated Damages or comparable amounts in the case of similar securities, if any, thereon to the date of purchase, in accordance with the procedures set forth in Section 4.10 of the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders thereof, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of the tendered Notes and the aggregate principal amount (or accreted value in the case of Pari Passu Indebtedness issued with significant original issue discount) of Pari Passu Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

         10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged only as provided in Article 2 of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including legal opinions) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         12. Subordination. Each Holder by accepting a Note agrees that the payment of principal of, premium, if any, and interest on each Note and any other payment obligations of the Company in respect of the Notes (including any obligation to repurchase the Notes) is subordinated in right of payment, as set forth in Article 10 of the Indenture, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date of the Indenture or thereafter incurred).

         13. Amendment, Supplement And Waiver. Subject to certain exceptions, the Indenture, the Notes or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and, subject to the terms of the Indenture and any applicable Subsidiary Guarantee, any existing default (other than a default in the payment of the principal of, premium, if any, or interest on, the Notes) or

                                     A-1-6
compliance with any provision of the Indenture, the Notes or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder of a Note, the Indenture, the Notes and any Subsidiary Guarantee may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture, or for the assumption by a successor Person of the obligations of any Subsidiary Guarantor under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes or any guarantees, to effect the release of a Subsidiary Guarantor from its Subsidiary Guarantee and the termination of such Subsidiary Guarantee, to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor, to make any change that does not adversely affect the rights of any Holder of the Notes, to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA, or to provide for the succession of a successor Trustee.

         14. Defaults and Remedies. Each of the following constitutes an "EVENT OF DEFAULT": (a) default in payment when due of the principal of or premium, if any, on the Notes; (b) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (c) failure by the Company to comply with Section 5.1 of the Indenture or to consummate a purchase of Notes when required pursuant to the provisions of
Section 4.9 or Section 4.10 of the Indenture; (d) failure by the Company or a Subsidiary Guarantor, if any, for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Wholly Owned Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default unless being contested in good faith by appropriate proceedings (a "PAYMENT DEFAULT") or (y) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (f) any final judgment or decree (to the extent not covered by insurance) for the payment of money in excess of $20.0 million is entered against the Company or any of its Restricted Subsidiaries, which is not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; (g) the Company or any of its Significant Subsidiaries, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary (such group herein referred to as a "SIGNIFICANT GROUP OF SUBSIDIARIES"): (i) commences a voluntary case, (ii) consents to the entry

                                     A-1-7
of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability generally to pay its debts as the same become due; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company, any of its Significant Subsidiaries, or a Significant Group of Subsidiaries in an involuntary case in which it is the debtor, (ii) appoints a Custodian of the Company, any of its Significant Subsidiaries, or a Significant Group of Subsidiaries or for all or substantially all of the property of the Company, a Significant Subsidiary or a Significant Group of Subsidiaries; or (iii) orders the liquidation of the Company, any of its Significant Subsidiaries, or a Significant Group of Subsidiaries; and the order or decree contemplated in clauses (i), (ii) or (iii) of this clause (h), remains unstayed and in effect for 60 consecutive days; or (i) except as permitted in the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary, or any Person acting on behalf of such Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

         If an Event of Default (other than of a type specified in clause (g) or (h) in the preceding paragraph) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations (including Liquidated Damages) on all the then outstanding Notes to be due and payable immediately by notice in writing to the Company (and the Trustee, if given by the Holders); provided, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration of the Notes shall not be effective until the earlier of (a) an acceleration of any such Indebtedness under the Credit Agreement or (b) five business days after receipt by the Company of written notice of such acceleration of the Notes. Upon the effectiveness of such declaration, such principal, premium, interest and other monetary obligations will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (g) or (h) of the preceding paragraph, all outstanding Notes will become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided under the Indenture. Subject to certain limitations, including the provision to the Trustee of an indemnity in accordance with
Section 7.7 of the Indenture, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

         15. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not the Trustee.

         16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under these Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of these Notes waives and releases all such liability.

                                     A-1-8

         17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         18. Governing Law. THIS NOTE AND THE INDENTURE SHALL BE, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002
Attention: Chief Financial Officer
Facsimile: (713) 830-6885

                                     A-1-9

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________ to transfer this
Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: ____________________

                               Your Signature: _________________________________
                                                 (Sign exactly as your name
                                               appears on the face of this Note)

Signature Guarantee.

                                     A-1-10

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.9 or 4.10 of the Indenture, check the box below:

         [  ] Section 4.9                                      [  ] Section 4.10

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.9 or Section 4.10 of the Indenture, state the amount you elect to have purchased:
$_______________

Date: _____________________

                                   Your Signature: _____________________________
                                                   (Sign exactly as your name
                                               appears on the face of this Note)

                                   Tax Identification No.: _____________________

Signature Guarantee.

                                     A-1-11

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                                   Principal Amount of               Signature of
                          Amount of decrease            Amount of increase in        this Global Note           authorized signatory
Date of                  in Principal Amount             Principal Amount of         following such                 of Trustee or
Exchange                 of this Global Note              this Global Note        decrease (or increase)             Custodian
--------                 -------------------            ---------------------     ----------------------        --------------------





























---------------------------------------
(1) This should be included only if the Note is a Global Note.

                                     A-1-12

                                   EXHIBIT A-2
                           (Face of Unrestricted Note)
                      7% Senior Subordinated Notes due 2013

No.                                                                   CUSIP No.:

                         THE HOUSTON EXPLORATION COMPANY

promises to pay to Cede & Co. or registered assigns, the principal sum of _______ Dollars ($________) on June 15, 2013.

Interest Payment Dates:  June 15 and December 15.

Record Dates: June 1 and December 1

                                THE HOUSTON EXPLORATION COMPANY

                                By: ____________________________________________
                                Name:  William G. Hargett
                                Title: President and Chief Executive Officer

                                By: ____________________________________________
                                Name:  John H. Karnes
                                Title: Senior Vice President and Chief
                                       Financial Officer

This is one of the 7% Senior
Subordinated Notes due 2013
referred to in the within-
mentioned Indenture:

Dated:

The Bank of New York, as Trustee

By: ______________________________
         Authorized Signature

                                     A-2-1

                           (Back of Unrestricted Note)

                      7% Senior Subordinated Notes due 2013

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.(1)

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

         1. Interest. The Houston Exploration Company, a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 7% per annum from June 10, 2003 until June 15, 2013. The Company shall pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 15, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. Method of Payment. The Company shall make payments in respect of Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Note Custodian or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. Notwithstanding the foregoing, all payments with respect to the Notes (the Holders of which have provided wire transfer instructions to the Company at least ten business days prior to the applicable payment

---------------------------------------
(1) This paragraph should be included only if the Note is a Global Notes.

                                     A-2-2

date), will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Such payment shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         3. Paying Agent and Registrar. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Company shall at all times maintain an office or agency in The City of New York where the Notes may be presented for payment. The Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Company issued the Notes under an Indenture dated as of June 10, 2003 ("INDENTURE") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

         The Company shall be entitled, subject to its compliance with Section
4.12 of the Indenture, to issue Additional Notes pursuant to Section 2.14 of the Indenture. The Notes issued on the Issue Date, any Additional Notes and all new Notes issued in exchange for the Notes in connection with the Exchange Offer will be treated as a single class for all purposes under the Indenture.

         5.       Optional Redemption.

         On and after June 15, 2008, the Company may at its option redeem all or a portion of the Notes, upon not less than 30 nor more than 60 days' written notice, at the Redemption Prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of each of the years indicated below:

                  REDEMPTION YEAR                                    PRICE
                  2008.....................................         103.500%
                  2009.....................................         102.333%
                  2010.....................................         101.167%
                  2011 and thereafter......................         100.000%

         In addition, at any time, on or prior to June 15, 2006, the Company may at its option on one or more occasions redeem for cash up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued prior to the Redemption Date at a Redemption Price equal to 107.000% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Redemption Date, with the net cash proceeds of an Equity Offering; provided, that at least 65% of the aggregate principal

                                     A-2-3
amount of the Notes (which includes Additional Notes, if any) originally issued prior to the Redemption Date remains outstanding immediately after the occurrence of each such redemption, and each such redemption occurs within 180 days of the date of closing of the related Equity Offering.

         The Trustee shall select the Notes to be purchased in the manner described in the Indenture.

         6. Mandatory Redemption. The Company shall not be required to make mandatory redemption payments with respect to the Notes.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

         8.       Repurchase at Option of Holders.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes pursuant to the procedures required by the Indenture and described in such notice. Holders of Notes that are subject to an offer to purchase may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

         (b) On the 361st day after an Asset Sale, if the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company shall make an offer to all Holders of Notes and, to the extent required by the terms thereof, to all holders or lenders of Pari Passu Indebtedness (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the asset sale offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value in the case of Pari Passu Indebtedness issued with significant original issue discount) thereof plus accrued and unpaid interest and, with respect to the Notes or similar securities, Liquidated Damages or comparable amounts in the case of similar securities, if any, thereon to the date of purchase, in accordance with the procedures set forth in this
4.10 of the Indenture or the agreements governing the Pari Passu Indebtedness, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders thereof, collectively, exceeds the amount of

                                     A-2-4

Excess Proceeds, the Trustee shall select the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of the tendered Notes and the aggregate principal amount (or accreted value in the case of Pari Passu Indebtedness issued with significant original issue discount) of Pari Passu Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse side of this Note.

         9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged only as provided in Article 2 of the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (including legal opinions) and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         11. Subordination. Each Holder by accepting a Note agrees that the payment of principal of, premium, if any, and interest on each Note and any other payment obligations of the Company in respect of the Notes (including any obligation to repurchase the Notes) is subordinated in right of payment, as set forth in Article 10 of the Indenture, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date of the Indenture or thereafter created).

         12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or any Subsidiary Guarantee may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes), and, subject to the terms of the Indenture and any applicable Subsidiary Guarantee, any existing default (other than a default in the payment of the principal of, premium, if any, or interest on, the Notes) or compliance with any provision of the Indenture, the Notes or any Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holder of a Note, the Indenture, the Notes and any Subsidiary Guarantee may be amended or supplemented to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture, or for the assumption by a successor Person of the obligations of any Subsidiary Guarantor under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add guarantees with respect to the Notes, including any Subsidiary Guarantees, or to secure the Notes or any guarantees, to effect the release of a

                                     A-2-5

Subsidiary Guarantor from its Subsidiary Guarantee and the termination of such Subsidiary Guarantee, to add to the covenants of the Company or a Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or a Subsidiary Guarantor, to make any change that does not adversely affect the rights of any Holder of the Notes, to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA, or to provide for the succession of a successor Trustee.

         13. Defaults and Remedies. Each of the following constitutes an "EVENT OF DEFAULT": (a) default in payment when due of the principal of or premium, if any, on the Notes; (b) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (c) failure by the Company to comply with Section 5.1 of the Indenture or to consummate a purchase of Notes when required pursuant to the provisions of
Section 4.9 or Section 4.10 of the Indenture; (d) failure by the Company or a Subsidiary Guarantor, if any, for 60 days after notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) other than Indebtedness owed to the Company or a Wholly Owned Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default unless being contested in good faith by appropriate proceedings (a "PAYMENT DEFAULT") or (y) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (f) any final judgment or decree (to the extent not covered by insurance) for the payment of money in excess of $20.0 million is entered against the Company or any of its Restricted Subsidiaries, which is not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; (g) the Company or any of its Significant Subsidiaries, or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary (such group herein referred to as a "SIGNIFICANT GROUP OF SUBSIDIARIES"): (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability generally to pay its debts as the same become due; (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Company, any of its Significant Subsidiaries, or a Significant Group of Subsidiaries in an involuntary case in which it is the debtor, (ii) appoints a Custodian of the Company, any of its Significant Subsidiaries, or a Significant Group of Subsidiaries or for all or substantially all of the property of the Company, a Significant Subsidiary or a Significant Group of Subsidiaries; or (iii) orders the liquidation of the Company, any of its Significant Subsidiaries, or a Significant Group of Subsidiaries; and the

                                     A-2-6
order or decree contemplated in clauses (i), (ii) or (iii) of this clause (h), remains unstayed and in effect for 60 consecutive days; or (i) except as permitted in the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or a Subsidiary, or any Person acting on behalf of such Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

         If an Event of Default (other than of a type specified in clause (g) or (h) in the preceding paragraph) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations (including Liquidated Damages) on all the then outstanding Notes to be due and payable immediately by notice in writing to the Company (and the Trustee, if given by the Holders); provided, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, such acceleration of the Notes shall not be effective until the earlier of (a) an acceleration of any such Indebtedness under the Credit Agreement or (b) five business days after receipt by the Company of written notice of such acceleration of the Notes. Upon the effectiveness of such declaration, such principal, premium, interest and other monetary obligations will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (g) or (h) of the preceding paragraph, all outstanding Notes will become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided under the Indenture. Subject to certain limitations, including the provision to the Trustee of an indemnity in accordance with
Section 7.7 of the Indenture, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest.

         14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, as if it were not the Trustee.

         15. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under these Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of these Notes waives and releases all such liability.

         16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         17. Governing Law. THIS NOTE AND THE INDENTURE SHALL BE, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties),

                                     A-2-7

JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002
Attention:  Chief Financial Officer
Facsimile:  (713) 830-6885

                                     A-2-8

                                    EXHIBIT B
                         FORM OF CERTIFICATE OF TRANSFER

The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas 77002

The Bank of New York

         Re: 7% Senior Subordinated Notes due 2013 (CUSIP ____)

         Reference is hereby made to the Indenture, dated as of June 10, 2003 (the "INDENTURE"), between The Houston Exploration Company, as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $________ in such Note[s] or interests (the "TRANSFER"), to (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A RESTRICTED DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the

Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A RESTRICTED DEFINITIVE NOTE OR RESTRICTED GLOBAL NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a Subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                            ____________________________________
                                            [Insert Name of Transferor]

                                            By: ________________________________
                                            Name:
                                            Title:

Dated: ________________, _____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                  (a) [ ] beneficial interest in the:

                          (i) [ ] 144A Global Note (CUSIP _______), or

                          (ii) [ ] Regulation S Global Note (CUSIP/CINS _______), or

                  (b) [ ] Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                  (a) [ ] beneficial interest in the:

                          (i) [ ] 144A Global Note (CUSIP _______), or

                          (ii) [ ] Regulation S Global Note (CUSIP/CINS _______), or

                          (iii) [ ] Unrestricted Global Note (CUSIP _______);
                          or

                  (b) [ ] Restricted Definitive Note; or

                  (c) [ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                              Annex A to Exhibit B

                                    EXHIBIT C
                         FORM OF CERTIFICATE OF EXCHANGE

The Houston Exploration Company
1100 Louisiana, Suite 2000
Houston, Texas  77002

The Bank of New York

         Re: 7% Senior Subordinated Notes due 2013 (CUSIP _______)

         Reference is hereby made to the Indenture, dated as of June 10, 2003 (the "INDENTURE"), between The Houston Exploration Company, as issuer (the "COMPANY"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _______________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note or Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) such Owner acquired such Restricted Definitive Note in a transaction pursuant to Rule 144A or Regulation S or another exemption from the registration requirements of the Securities Act,
(ii) the beneficial interest is being acquired for the Owner's own account without transfer and (iii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                ___________________________
                                                [Insert Name of Owner]

                                                By: ____________________________
                                                Name:
                                                Title:

Dated: ________________, _____

                                    EXHIBIT D
                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSIDIARY GUARANTORS

         SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE") dated as of ________ __, ____, between ____________________ (the "SUBSIDIARY GUARANTOR"), a subsidiary of The Houston Exploration Company (or its successor), a company incorporated under the laws of the State of Delaware (the "COMPANY"), and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "TRUSTEE").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of June 10, 2003 providing for the issuance of 7% Senior Subordinated Notes due 2013 (the "NOTES");

         WHEREAS, Section 4.15 of the Indenture provides that, under certain circumstances, the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings as assigned to them in the Indenture.

         2. Indenture Provision Pursuant to which Guarantee is Given. This Supplemental Indenture is being executed and delivered pursuant to Section 4.15 of the Indenture.

         3. Agreements To Guarantee. The Subsidiary Guarantor hereby agrees as follows:

         (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Notes and the Obligations of the Company under the Indenture and the Notes, that:

                  (i) the principal of, premium, if any, and interest and Liquidated Damages on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest and Liquidated Damages on the Notes, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee thereunder shall be promptly paid in full, all in accordance with the terms thereof; and

                  (ii) in case of any extension of time for payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

         Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

         4.       Execution and Delivery of Subsidiary Guarantees

         (a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Annex A hereto shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee after the date hereof.

         (b) Notwithstanding the foregoing, the Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         (c) If an officer whose signature is on this Supplemental Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         (d) The delivery of the Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

         (e) The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (f) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture or pursuant to Section 5(b) of this Supplemental Indenture.

         (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Subsidiary Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         (h) The Subsidiary Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Subsidiary Guarantee. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

                  (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six of the Indenture for the purposes of the Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby; and

                  (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Subsidiary Guarantee made pursuant to this Supplemental Indenture.

         (i) Upon payment of all the Obligations in respect of the Notes and the Indenture, the Subsidiary Guarantor shall have the right to seek contribution from any other non-paying Subsidiary Guarantor.

         (j) The Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Subsidiary Guarantee; and the Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         5.       Subsidiary Guarantor May Consolidate, Etc. on Certain Terms

         (a) Except as set forth in Articles Four and Five of the Indenture, nothing contained in the Indenture, this Supplemental Indenture or in the Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or any other Subsidiary Guarantor.

         (b) Except as set forth in Article Five of the Indenture, upon the sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor to a third party (in each case, other than to an Affiliate of the Company) by way of a merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of the Subsidiary Guarantor, then the Subsidiary Guarantor (in the event of a sale or other disposition of all or substantially all of the assets of the Subsidiary Guarantor), the Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder if no Default shall have occurred and be continuing; provided, that in the event of an Asset Sale, the Net Cash Proceeds therefrom are treated in accordance with Section
4.10 of the Indenture. Upon receipt of an Officer's Certificate of the Company or the Subsidiary Guarantor, as the case may be, to the effect that the Company or such Subsidiary Guarantor has complied with the first sentence of this
Section 5(b), the Trustee shall execute any documents reasonably requested by the Company or the Subsidiary Guarantor, at the cost of the Company or such Subsidiary Guarantor, as the case may be, in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee endorsed on the Notes and under the Indenture and this Supplemental Indenture.

         (c) Subject to the first sentence of Section 5(b), the Subsidiary Guarantor shall not consolidate with, or merge with or into (whether or not the Subsidiary Guarantor is the surviving person), another Person other than the Company or another Subsidiary Guarantor whether or not affiliated with such Subsidiary Guarantor, unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance satisfactory to the Trustee in respect of the Notes, this Supplemental Indenture and the Subsidiary Guarantee made pursuant hereto; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

         6. Releases Upon Release of Guarantee of Guaranteed Indebtedness. The Subsidiary Guarantor shall be automatically and unconditionally released and relieved of its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant to Section 4 of this Supplemental Indenture immediately upon (i) the release or discharge of the guarantee which resulted in the creation of the Subsidiary Guarantee, except a discharge or release by or as a result of payment under such guarantee or (ii) the designation pursuant to the terms of the Indenture, of such Subsidiary Guarantor as an Unrestricted Subsidiary. Upon delivery by the Company to the Trustee of an Officer's Certificate to the effect that such release or discharge has occurred, the Trustee shall execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under this Supplemental Indenture and its Subsidiary Guarantee made pursuant hereto; provided, that such documents shall not affect or impair the rights of the Trustee and Paying Agent under Section 7.7 of the Indenture.

         7.       Subordination.

         (a) Agreement To Subordinate. The Subsidiary Guarantor agrees, and each Holder by accepting this Subsidiary Guarantee agrees, that the payment of the Subordinated Note Obligations by the Subsidiary Guarantor shall be subordinated in right of payment, as set forth in this Section 7, to the prior payment in full in cash of all Senior Debt of such Subsidiary Guarantor whether outstanding on the date hereof or hereafter incurred.

         (b) Liquidation; Dissolution; Bankruptcy. Upon any payment or distribution of property or securities to creditors of the Subsidiary Guarantor in a liquidation or dissolution of the Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Subsidiary Guarantor or its property, or in an assignment for the benefit of creditors or any marshalling of the Subsidiary Guarantor's assets and liabilities, the holders of Senior Debt of such Subsidiary Guarantor shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed in a proceeding) before the Holders of the Notes will be entitled to receive any payment from the Subsidiary Guarantor with respect to the Notes, and until all Obligations with respect to such Senior Debt are paid in full, any distribution to which the Holders of the Notes would be entitled to receive from the Subsidiary Guarantor shall be made to the holders of such Subsidiary Guarantor's Senior Debt (except that Holders of the Notes may receive payments made from the trust described in Article 8 of the Indenture.

         (c) Default on Designated Senior Debt. The Subsidiary Guarantor also may not make any payment (whether by redemption, purchase, retirement, defeasance or otherwise) upon or in respect of the Notes (except from the trust described in Article 8 of the Indenture) if (i) a default in the payment of the principal of, premium, if any, or interest on Guarantor Designated Senior Debt (as defined below) of the Subsidiary Guarantor occurs ("PAYMENT DEFAULT") or
(ii) any other default occurs and is continuing with respect to Guarantor Designated Senior Debt of the Subsidiary Guarantor that permits, or with the giving of notice or passage of time or both (unless cured or waived) will permit, holders of such Guarantor Designated Senior Debt as to which such default relates to accelerate its maturity ("NON-PAYMENT DEFAULT") and (solely with respect to this clause (ii) ) the Trustee receives a notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the holders or representatives of such Guarantor Designated Senior Debt of the Subsidiary Guarantor. Cash payments on the Notes from the Subsidiary Guarantor shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Guarantor Designated Senior Debt of the Subsidiary Guarantor or Designated Senior Debt of the Company has been accelerated or a default of the type described in paragraph (g) or (h) of Section 6.1 of the Indenture has occurred and is continuing. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior Payment Blockage Notice. No nonpayment default in respect of Designated Senior Debt of the Subsidiary Guarantor that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of no less than 90 days. "GUARANTOR DESIGNATED SENIOR DEBT" means (i) Indebtedness of the Subsidiary Guarantor under the Credit Agreement and (ii) any Senior Debt of the Subsidiary Guarantor permitted under the Indenture which at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to $25.0 million and is specifically designated by the Subsidiary Guarantor in the instrument evidencing or governing such Senior Debt as "Guarantor Designated Senior Debt" for purposes of this Supplemental Indenture.

         (d) Acceleration of Securities. If the Subsidiary Guarantor fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provision referred to above, such failure shall constitute an Event of Default and shall entitle the holders of the Notes to accelerate the maturity thereof. The Subsidiary Guarantor shall promptly notify holders of Senior Debt of the Subsidiary Guarantor if payment of the Notes is accelerated because of an Event of Default.

         (e) When Distribution Must Be Paid Over. In the event that the Trustee or any Holder receives any payment of any Subordinated Note Obligations at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 7(b) or 7(c) hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of the Subsidiary Guarantor as their interests may appear or their representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt of the Subsidiary Guarantor.

         In the event that any Holder receives any payment of any Subordinated Note Obligations at any time when such payment is prohibited by Section 7(b) or 7(c) hereof, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request to, the Holders of Senior Debt of the Subsidiary Guarantor as their interest may appear or their representative under the indenture or other agreement (if any) pursuant to which such Senior Debt may have been issued, as their interest may appear, for the application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. With respect to the holders of Senior Debt of the Subsidiary Guarantor, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Section 7, and no implied covenants or obligations with respect to the holders of Senior Debt of the Subsidiary Guarantor shall be read into the Indenture or this Subsidiary Guarantee against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Subsidiary Guarantor, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Subsidiary Guarantor or any other Person money or assets to which any holders of Senior Debt of the Subsidiary Guarantor shall be entitled by virtue of this
Section 7, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

         (f) Notice By Subsidiary Guarantor. The Subsidiary Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to the Subsidiary Guarantor that would cause a payment of any Subordinated Note Obligations to violate this Section 7, but failure to give such notice shall not affect the subordination of this Subsidiary Guarantee to the Senior Debt of the Subsidiary Guarantor as provided in this Section 7.

         (g) Subrogation. After all the Senior Debt of the Subsidiary Guarantor is paid in full and until the Notes are paid in full in cash, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of such Senior Debt of the Subsidiary Guarantor to receive distributions applicable to Senior Debt of the Subsidiary Guarantor to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt of the Subsidiary Guarantor. A distribution made under this Section 7 to holders of Senior Debt of the Subsidiary Guarantor that otherwise would have been made to Holders of Notes is not, as between the Subsidiary Guarantor and Holders, a payment by the Subsidiary Guarantor on the Senior Debt of the Subsidiary Guarantor.

         (h) Relative Rights. This Section 7 defines the relative rights of Holders of Notes and holders of Senior Debt of the Subsidiary Guarantor. Nothing in this Subsidiary Guarantee shall:

                  (a) impair, as between the Subsidiary Guarantor and Holders of Notes, the obligation of the Subsidiary Guarantor, which is absolute and unconditional, to pay principal of, premium, if any, and interest and Liquidated Damages on the Notes in accordance with their terms;

                  (b) affect the relative rights of Holders of Notes and creditors of the Subsidiary Guarantor other than their rights in relation to holders of Senior Debt of the Subsidiary Guarantor; or

                  (c) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of the Subsidiary Guarantor to receive distributions and payments otherwise payable to Holders of Notes.

         If the Subsidiary Guarantor fails because of this Section 7 to pay principal of, premium, if any, or interest and Liquidated Damages on a Note on the due date, the failure is nevertheless a Default or an Event of Default.

         (i) Subordination May Not Be Impaired By Subsidiary Guarantor. No right of any holder of Senior Debt of the Subsidiary Guarantor to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Subsidiary Guarantor or any Holder or by the failure of the Subsidiary Guarantor or any Holder to comply with this Subsidiary Guarantee.

         (j) Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Subsidiary Guarantor, the distribution may be made and the notice given to their representative.

         Upon any payment or distribution of assets of the Subsidiary Guarantor referred to in this Section 7, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt of the Subsidiary Guarantor and other Indebtedness of the Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 7.

         (k) Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Section 7 or any other provision of this Subsidiary Guarantee or the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Subordinated Note Obligations to violate this Section 7. Only the Subsidiary Guarantor or a representative may give the notice. Nothing in this Section 7 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.7 of the Indenture.

         The Trustee in its individual or any other capacity may hold Senior Debt of the Subsidiary Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         (l) Authorization to Effect Subordination. Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 7, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.9 of the Indenture at least 30 days before the expiration of the time to file such claim, a representative of Designated Senior Debt of the Subsidiary Guarantor is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

         8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _________________, _____

                                                  [NAME OF SUBSIDIARY GUARANTOR]

                                                  By: __________________________
                                                  Name:
                                                  Title:

Dated:___________________, ____

                                                  [NAME OF TRUSTEE],
                                                  as Trustee

                                                  By: __________________________
                                                  Name:
                                                  Title:

                        ANNEX A TO SUPPLEMENTAL INDENTURE
                FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON NOTE

Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at Stated Maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest, to the extent lawful, on the Notes and (c) that in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at Stated Maturity, by acceleration or otherwise.

Notwithstanding the foregoing, in the event that the Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance. The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

Dated: ______________, _____

                                                  [NAME OF SUBSIDIARY GUARANTOR]

                                                  By: __________________________
                                                  Name:
                                                  Title:

                              Annex A to Exhibit D